                                                                    EXHIBIT 10.1


                     AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 27, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit
                                                                    ------
Agreement"), is by and among TRIAD HOSPITALS, INC., a Delaware corporation
---------
("THI" or the "Borrower"), the Lenders (as defined herein), MERRILL LYNCH & CO.,
  ---          --------
as Syndication Agent (the "Syndication Agent"), BANK OF AMERICA, N.A., as
                           -----------------
Administrative Agent for the Lenders (in such capacity, the "Administrative
                                                             --------------
Agent"), and MERRILL LYNCH & CO. and BANC OF AMERICA SECURITIES LLC, as Co-Lead
-----
Arrangers and Co-Book-Runners and THE CHASE MANHATTAN BANK and CITICORP USA, INC., as Co-Documentation Agents (together with the Syndication Agent and the Administrative Agent, the "Agents").


                              W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide $1.20 billion in credit facilities for the purposes hereinafter set forth; and

     WHEREAS, the Lenders have agreed to make the requested credit facilities available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1


                                  DEFINITIONS

1.1  Definitions.
     -----------

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

     "Acquisition," by any Person, means the acquisition by such Person of (i)
      -----------
assets, property and/or operations of another Person or (ii) the Capital Stock of another Person, if such Person would be a Subsidiary after giving effect to such acquisition, in each case whether or not involving a merger or consolidation with such other Person.

     "Administrative Agent" shall have the meaning assigned to such term in the
      --------------------
heading hereof, together with any successors or assigns.

     "Administrative Agent Fee Letter" means the letter agreement dated as of
      -------------------------------
the date hereof between the Borrower and the Administrative Agent.

     "Affiliate" means, with respect to any Person, any other Person (i)
      ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agency Services Address" means the notice address for the Administrative
      -----------------------
Agent set forth in Section 12.1 or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

     "Aggregate Revolving Committed Amount" means the aggregate amount of
      ------------------------------------
Revolving Commitments in effect from time to time, as referenced in Section 2.1(a), being initially TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), subject to reduction pursuant to Section 3.4.

     "Applicable Lending Office" means, for each Lender, the office of such
      -------------------------
Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

     "Applicable Percentage" means, for any day, (I) initially (A) with respect
      ---------------------
to Eurodollar Loans under the (i) Revolving Facility, 3.00% per annum; (ii) Term Loan A Facility, 3.00% per annum; (iii) Asset Sale Facility, 3.00% per annum; and (iv) Term Loan B Facility, 3.00% per annum; (B) with respect to Base Rate Loans under the (i) Revolving Facility, 2.00% per annum; (ii) Term Loan A Facility, 2.00% per annum; (iii) Asset Sale Facility, 2.00% per annum; and (iv) Term Loan B Facility, 2.00% per annum; and (C) with respect to the Commitment Fee, 0.50% per annum, and (II) notwithstanding the foregoing, on and after the date which is the latest of (A) if the Interim Loan is drawn down, the date of issuance of Take-out Securities generating gross proceeds to the Borrower of at least $400.0 million, (B) the repayment in full of the Asset Sale Facility and
(C) the first date after the Closing Date on which the Borrower delivers financial statements and a computation of the Consolidated Total Leverage Ratio for the first fiscal quarter ended at least six (6) months after the Closing Date in accordance with this Agreement (the "Trigger Date"), the Applicable
                                             ------------
Percentages for the Revolving Facility and the Term Loan A Facility shall be subject to the rates per annum set forth below opposite the applicable Consolidated Total Leverage Ratio then in effect, it being understood that (i) the Applicable Percentage for Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans," (ii) the Applicable Percentage for Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Loans" and (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee."

                                                                                Revolving Loans and
                                                                               Tranche A Term Loans
                                                                               --------------------
   Consolidated Total                                         Eurodollar           Base Rate           Commitment
     Leverage Ratio                                              Loans               Loans                 Fee
     --------------                                              -----               -----                 ---
greater than 4.00:1.0                                            3.00%               2.00%                .50%
greater than or equal to 3.50:1.0 but less than 4.00:1.0         2.75%               1.75%                .50%
greater than or equal to 3.0:1.0 but less than 3.50:1.0          2.25%               1.25%                .50%
less than 3.0:1.0                                                2.00%               1.00%                .50%

     The Applicable Percentage shall be determined and adjusted, if appropriate, quarterly on the date (each a "Rate Determination Date") five (5) Business Days
                               -----------------------
after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of Sections 8.1(a), (b) and (c) (the "Required Financial
                                                 ------------------
Information"), as appropriate; provided that notwithstanding the foregoing, in
                               --------
the event an annual or quarterly compliance certificate and related financial statements and information are not delivered timely to the Agency Services Address by the date required by Sections 8.1(a), (b) and (c), as appropriate, the Applicable Percentages shall be based on the highest (most expensive) pricing level until such time as an appropriate compliance certificate and related financial statements and information are delivered, whereupon the applicable pricing level shall be adjusted based on the information contained in such compliance certificate and related financial statements and information.

     Subject to the qualifications set forth above, each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

     "Approved Asset Disposition" shall mean the sale or other disposition by
      --------------------------
any member of the Consolidated Group of (i) all or a portion of the assets of, or all or a portion of the Capital Stock of, QHR and (ii) up to the first nine
(9) facilities sold or disposed of by any member of the Consolidated Group after the Closing Date; provided, however, that if QHR is disposed of in a transaction
                  --------  -------
permitted pursuant to Section 9.7, then any cash received by the Borrower or a member of the Consolidated Group or QHR in connection with, or as contemplated by, such disposition, shall constitute Net Proceeds of an Approved Asset Disposition for purposes of the prepayment provisions of Section 3.3 (other than with respect to working capital needs).

     "Approved Fund" shall mean, with respect to any Lender that is a fund or
      -------------
commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

     "Asset Disposition" shall mean and include (i) the sale, lease, including a
      -----------------
sale and leaseback arrangement, or other disposition of any property or asset by a member of the Consolidated Group (including the Capital Stock of a Subsidiary), and (ii) receipt by any member of the Consolidated Group of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its property or assets, but for purposes hereof shall not include, in any event,
(A) the sale of inventory in the ordinary course of business, (B) the sale, lease or other disposition of machinery and equipment which is no longer used or useful in the conduct of business or which is worn out, (C) a sale or disposition which would constitute an Equity Transaction hereunder, (D) a sale, lease, transfer or disposition of property or assets to a Domestic Credit Party; provided, however, that to the extent such property or assets constitute
--------  -------
Collateral, such sale, lease, transfer or disposition of property or assets shall comply with the applicable provisions of this Credit Agreement and the Collateral Documents and shall continue to be subject to the Lien of the Collateral Documents, (E) use or operating agreements or short-term operating leases entered into by a Credit Party as owner or lessor with respect to personal property in the ordinary course of business and on market terms; provided, however, that to the extent such personal property constitutes
--------  -------
Collateral, such operating agreements or short-term operating leases shall comply with the applicable provisions of this Credit Agreement and the Collateral Documents and shall continue to be subject to the Lien of the Collateral Documents, (F) the existing leases of Overland Park Regional Medical Center and Independence Regional Health Center and the related ambulatory surgical centers (provided that any exercise of a put or call option (or other purchase option) thereunder shall be deemed an Asset Disposition), (G) operating leases of office space in the ordinary course of business and on market terms; provided, however, that to the extent such office space relates to real property
--------  -------
constituting Collateral, such operating leases shall comply with the applicable provisions of this Credit Agreement and the Collateral Documents and shall continue to be subject to the Lien of the Collateral Documents, (H) operating leases of real property in the ordinary course of business and on market terms; provided, however, that to the extent such real property constitutes Collateral,
--------  -------
such operating leases shall comply with the applicable provisions of this Credit Agreement and the Collateral Documents and shall continue to be subject to the Lien of the Collateral Documents, (I) operating leases of equipment and machinery deemed in good faith by a Credit Party to be temporarily surplus and on market terms; provided, however, that to the extent such equipment and
                 --------  -------
machinery constitute Collateral, such operating leases shall comply with the applicable provisions of this Credit Agreement and the Collateral Documents and shall continue to be subject to the Lien of the Collateral Documents and (J) for purposes of Section 9.5, but not for purposes of Section 3.3, any sale, lease or other disposition (or any series of related sales, leases or other dispositions) of any Property which has an aggregate fair market value of less than $1.0 million.

     "Asset Sale Lenders" means Lenders holding Asset Sale Loan Commitments, as
      ------------------
identified on Schedule 2.1, and their successors and assigns.
              ------------

     "Asset Sale Loan" shall have the meaning assigned to such term in Section
      ---------------
2.1(d).

     "Asset Sale Loan Commitment" means, with respect to each Asset Sale Lender,
      --------------------------
the commitment of such Lender to make Asset Sale Loan advances in an aggregate principal amount up to such Asset Sale Lender's Asset Sale Loan Committed Amount (and for purposes of making determinations of

Required Lenders and for purposes of calculations referred to in Section 12.6(b), the principal amount outstanding on the Asset Sale Loan).

     "Asset Sale Loan Commitment Percentage" means, for each Asset Sale Lender,
      -------------------------------------
a fraction (expressed as a percentage) the numerator of which is the amount of the Asset Sale Loan Commitment of such Lender at such time and the denominator of which is the aggregate amount of the Asset Sale Loan Commitment at such time. The initial Asset Sale Loan Commitment Percentages are set out on Schedule 2.1.
                                                                  ------------

     "Asset Sale Loan Committed Amount" means, collectively, the aggregate
      --------------------------------
amount of all of the Asset Sale Loan Commitments and, individually, the amount of each Asset Sale Lender's Asset Sale Loan Commitment as specified on Schedule
                                                                       --------
2.1, as such amounts may be reduced from time to time in accordance with the
---
provisions hereof.

     "Asset Sale Loan Maturity Date" means the date that is twenty-four (24)
      -----------------------------
months after the initial funding date.

     "Asset Sale Note" or "Asset Sale Notes" means the promissory notes of the
      ---------------      ----------------
Borrower in favor of each of the Asset Sale Lenders (or nominees thereof) evidencing the Asset Sale Loan in substantially the form attached as Schedule
                                                                     --------
2.5-2, individually or collectively, as appropriate, as such promissory notes
-----
may be amended, modified, supplemented, extended or renewed from time to time.

     "Bank of America" means Bank of America, N. A. and its successors.
      ---------------

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United
      ---------------
States Code, as amended, modified, succeeded or replaced from time to time.

     "Bankruptcy Event" means, with respect to any Person, the occurrence of any
      ----------------
of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

     "Base Rate" means, for any day, the rate per annum equal to the higher of
      ---------
(a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and
(b) the rate of interest publicly announced from time to time by Bank of America in Charlotte, North Carolina as its reference rate (the "Reference Rate") for
                                                         --------------
such day. The Reference Rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Reference Rate or Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate determined by
      --------------
reference to the Base Rate.

     "Borrower" has the meaning given such term in the preamble hereto.
      --------

     "Borrower Pledge Agreement" means the pledge agreement substantially in the
      -------------------------
form of Schedule 7.20(c) attached hereto given by the Borrower to the Administrative Agent to secure the Borrower's obligations under the Credit Documents, as amended and modified.

     "Borrower Security Agreement" means the security agreement substantially in
      ---------------------------
the form of Schedule 7.20(a) attached hereto given by the Borrower to the Administrative Agent to secure the Borrower's obligations under the Credit Documents, as amended and modified.

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection
                                        ------ ----
with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

     "Capital Lease" means, as applied to any Person, any lease of any Property
      -------------
(whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means (i) in the case of a corporation, capital stock, (ii)
      -------------
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) securities issued or directly and fully
      ----------------
guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(d).

     "Change of Control" means any of the following events:  (a) any Person or
      -----------------
two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower, or
(b) during any period of up to twenty-four (24) consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

     "Closing Date" means April 27, 2001.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, and any
      ----
successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "Collateral" means a collective reference to the collateral which is
      ----------
identified in, and at any time will be covered by, the Collateral Documents.

     "Collateral Documents" means a collective reference to the Security
      --------------------
Agreements, the Pledge Agreements, the Mortgages and such other Collateral Documents executed and delivered pursuant to Sections 8.12 and 8.13 hereof and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

     "Commitment Fee" shall have the meaning assigned to such term in Section
      --------------
3.5(a).

     "Commitment Period" means the period from and including the Closing Date to
      -----------------
but not including the earlier of (i) the Revolving Commitment Termination Date, or (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Credit Agreement.

     "Commitments" means any of the Revolving Commitments, the LOC Commitments,
      -----------
the Swingline Commitments, the Asset Sale Loan Commitments and/or the Term Loan Commitments.

     "Committed Amount" means any of the Revolving Committed Amount, the LOC
      ----------------
Committed Amount, the Swingline Committed Amount, the Asset Sale Loan Committed Amount and/or the Term Loan Committed Amounts.

     "Consolidated Capital Expenditures" means, for any period, without
      ---------------------------------
duplication, all expenditures (whether paid in cash or other consideration) during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period; provided, that
                                                      --------
Consolidated Capital Expenditures shall not include, for purposes hereof, (i) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the members of the Consolidated Group, or (ii) any portion of the purchase price in connection with a Permitted Acquisition which would otherwise constitute a capital expenditure under GAAP.

     "Consolidated EBITDA" means, for any period for the Consolidated Group, the
      -------------------
sum of (i) Consolidated Net Income plus (ii) to the extent deducted in
                                   ----
determining net income, (A) Consolidated Interest Expense, (B) taxes, (C) depreciation and amortization, (D) ESOP expense, (E) non-recurring, non-cash charges and adjustments, in either case related to impairment of long-lived assets (including the effect of the conversion of the Kansas City leases and any sale or closing of other facilities), (F) minority interests (to the extent distributions are not required to be made and are not made in respect thereof) and (G) other non-cash extraordinary items, in each case on a consolidated basis determined in accordance with GAAP, subject to adjustment on a Pro Forma Basis.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio
      ----------------------------------------
of Consolidated EBITDA to Consolidated Fixed Charges for the period of four (4) consecutive fiscal quarters ending as of such day.

     "Consolidated Fixed Charges" means, for any period for the Consolidated
      --------------------------
Group, the sum of (i) the cash portion of Consolidated Interest Expense for such period, (ii) cash taxes paid for such period, (iii) scheduled current maturities of Consolidated Total Funded Debt (including, for purposes hereof, mandatory commitment reductions, sinking fund payments, payments in respect of the principal component under Capital Leases and the like relating thereto, but excluding, for purposes hereof, the scheduled maturity of the Asset Sale Loan) for the period of four (4) consecutive fiscal quarters beginning the day after the date of determination and (iv) Consolidated Maintenance Capital Expenditures for such period, in each case on a consolidated basis determined in accordance with GAAP, subject, however, to adjustment on a Pro Forma Basis. Except as otherwise expressly provided, the applicable period shall be for the four (4) consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Group" means the Borrower and its Subsidiaries after giving
      ------------------
effect to the Quorum Acquisition.

     "Consolidated Interest Expense" means, for any period for the Consolidated
      -----------------------------
Group, all interest expense (net of credits under Hedging Agreements), including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions, in each case on a consolidated basis determined in accordance with GAAP, subject, however, to adjustment on a Pro Forma Basis. Except as expressly provided otherwise, the applicable period shall be for the four (4) consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Interest Expense Coverage Ratio" means, for any period, the
      --------------------------------------------
ratio of Consolidated EBITDA to the cash portion of Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending as of such day.

     "Consolidated Maintenance Capital Expenditures" means $125.0 million for
      ---------------------------------------------
any four (4) fiscal quarter period ending on or before December 31, 2001 and $100.0 million for any four (4) fiscal quarter period thereafter.

     "Consolidated Net Income" means, for any period for the Consolidated Group,
      -----------------------
net income (or loss) determined on a consolidated basis in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be for the four (4) consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Net Worth" means, as of any date for the Consolidated Group,
      ----------------------
consolidated shareholder's equity or net worth as determined accordance with GAAP.

     "Consolidated Senior Funded Debt" means Consolidated Total Funded Debt
      -------------------------------
secured by one or more Liens other than Consolidated Subordinated Debt.

     "Consolidated Senior Leverage Ratio" means, as of the last day of each
      ----------------------------------
fiscal quarter, the ratio of (i) Consolidated Senior Funded Debt on such day to
(ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of such day.

     "Consolidated Subordinated Debt" means Subordinated Debt of the
      ------------------------------
Consolidated Group determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, as of any date for the
      -------------------------------
Consolidated Group, Consolidated Net Worth minus intangible assets as determined
                                           -----
in accordance with GAAP.

     "Consolidated Total Funded Debt" means Funded Debt of the Consolidated
      ------------------------------
Group determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Leverage Ratio" means, for the Consolidated Group as of
      ---------------------------------
the last day of each fiscal quarter, the ratio of (A) Consolidated Total Funded Debt on such day to (B) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of such day.

     "Continue," "Continuation" and "Continued" shall refer to the continuation
      --------    ------------       ---------
pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued or guaranteed by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Controlled Subsidiary" has the meaning given such term in Section 9.12.
      ---------------------

     "Convert," "Conversion" and "Converted" shall refer to a conversion
      -------    ----------       ---------
pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

     "Credit Documents" means a collective reference to this Credit Agreement,
      ----------------
the Notes, the Guaranty Agreements, the LOC Documents, each Guaranty Joinder Agreement, the Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit
                                                                     ------
Document" means any one of them.
--------

     "Credit Parties" means a collective reference to the Borrower and the
      --------------
Guarantors, and "Credit Party" means any one of them.
                 ------------

     "Debt Transaction" means, with respect to any member of the Consolidated
      ----------------
Group, any sale, issuance, placement, guaranty, assumption or collateralization of Funded Debt, whether or not evidenced by promissory note or other written evidence of indebtedness and whether or not convertible into securities not constituting Funded Debt, except for Funded Debt permitted to be incurred pursuant to Section 9.1(a) through (g).

     "Default" means any event, act or condition which with notice or lapse of
      -------
time, or both, would constitute an Event of Default.

     "Defaulting Lender" means, at any time, any Lender that (a) has failed to
      -----------------
make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement within one (1) Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one (1) Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

     "Designated Controlled Subsidiary" shall have the meaning assigned to such
      --------------------------------
term in Section 9.12.

     "Dollars" or "$" means dollars in lawful currency of the United States.
      -------      -

     "Domestic Credit Party" means any Credit Party which is incorporated or
      ---------------------
organized under the laws of any State of the United States or the District of Columbia.

     "Domestic Subsidiary" means any Subsidiary which is incorporated or
      -------------------
organized under the laws of any State of the United States or the District of Columbia.

     "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender or
      -----------------
any fund that makes purchases, holds or invests in bank loans or similar extensions of credit and is managed or advised by a Lender (or an Affiliate of a Lender) or an investment advisor (or an Affiliate of an investment advisor) to a Lender; and (iii) any other Person approved by the Administrative Agent, the Syndication Agent and the Borrower (such approval by the Administrative Agent, the Syndication Agent or the Borrower not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent and the Syndication Agent from the Borrower within two (2) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower), unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.3, in which case no approval from the Borrower, Administrative Agent or Syndication Agent shall be required; provided,
                                                                       --------
however, that neither the Borrower nor an Affiliate of the Borrower shall
-------
qualify as an Eligible Assignee.

     "Eligible Real Property" means, with respect to any member of the
      ----------------------
Consolidated Group, including any Person that becomes a member of the Consolidated Group after the Closing Date as contemplated by Section 8.12, any real property which (i) is located in the United States or (to the extent deemed material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion) located outside of the United States, (ii) is owned or (to the extent deemed material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion) leased by such member of the Consolidated Group and (iii) is not Excluded Property.

     "Environmental Laws" means any and all applicable federal, state, local and
      ------------------
foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

     "Equity Transaction" means, with respect to any member of the Consolidated
      ------------------
Group, any issuance or sale of shares of its capital stock or other equity interest, other than an issuance (i) in connection with a conversion of debt securities to equity and (ii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means an entity which, at the relevant time, is under
      ---------------
common control with any member of the Consolidated Group within the meaning of
Section 4001(a)(14) of ERISA, or is a member of a group which includes any member of the Consolidated Group and which is treated as a single employer under
Section 414(b) or (c) of the Code.

     "ERISA Event" means (i) with respect to any Single Employer Plan or
      -----------
Multiple Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any member of the Consolidated Group or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any member of the Consolidated Group or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Single Employer Plan or Multiple Employer Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

     "ESOP" means the employee stock ownership plan of THI.
      ----

     "Eurodollar Loan" means any Loan that bears interest at a rate based upon
      ---------------
the Eurodollar Rate.

     "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period
      ---------------
therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "Eurodollar Reserve Requirement" means, at any time, the maximum rate at
      ------------------------------
which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

     "Event of Default" shall have the meaning assigned to such term in Section
      ----------------
10.1.

     "Excess Cash Flow" means for the relevant period, (A) the sum of (i)
      ----------------
Consolidated EBITDA for such period (calculated by (x) adding back the cash component of all extraordinary or non-recurring items of income (other than from sales of assets not in the ordinary course of business) to the extent excluded in calculating Consolidated EBITDA and (y) deducting the cash component of all extraordinary or non-recurring items of expense (other than from sales of assets not in the ordinary course of business) to the extent excluded in calculating Consolidated EBITDA); (ii) any net decrease in Working Capital during such period (except to the extent attributable to assets or Persons subject to an Asset Disposition); and (iii) cash received from the proceeds of any life insurance or "key man" policies during such period, minus (B) the sum of,
                                                    -----
without duplication (i) Consolidated Interest Expense to the extent paid in cash for such period; (ii) the sum of all scheduled principal payments on any Indebtedness (including Capital Leases and Term Loans pursuant to Sections 2.4(c), (d), (e) and (f) hereof of the Consolidated Group made during such period from internally generated funds, all voluntary prepayments of Term Loans made during such period from internally generated funds and all prepayments of Revolving Loans made during such period from internally generated funds to the extent accompanied by a permanent reduction in the Revolving Commitment; (iii) cash Consolidated Capital Expenditures made during such period by the Consolidated Group to the extent funded from internally generated funds; (iv) all cash income taxes actually paid to any Governmental Authority by the Consolidated Group during such period (other than any taxes relating to sales of assets not in the ordinary course of business); (v) cash paid during such period for any Permitted Acquisition, in each case to the extent made from internally generated funds; and (vi) any net increases in Working Capital during such period (except to the extent attributable to assets or Persons subject to an Asset Disposition during such period).

     "Excess Proceeds" shall have the meaning assigned to such term in Section
      ---------------
8.6(b).

     "Existing Controlled Subsidiary" shall have the meaning assigned to such
      ------------------------------
term in Section 9.12.

     "Excluded Property" means, with respect to any member of the Consolidated
      -----------------
Group, including any Person that becomes a member of the Consolidated Group after the Closing Date as contemplated by Section 8.12, any Property of such member of the Consolidated Group (i) which, subject to the terms of Section 9.11 and Section 9.15, is subject to a Lien of the type described in clause (ix) of the definition of "Permitted Liens" pursuant to documents which prohibit such member of the Consolidated Group from granting any other Liens in such Property,
(ii) which is listed on Schedule 8.13 or (iii) which has a fair market value of
                        -------------
less than $3.0 million.

     "Executive Officer" of any Person means any of the chief executive officer,
      -----------------
chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

     "Exempt Subsidiary" has the meaning given such term in Section 8.12.
      -----------------

     "Existing Indebtedness" means (i) with respect to the Borrower, its senior
      ---------------------
credit facility and all commitments to make extensions of credit to the Borrower and (ii) with respect to Quorum, all indebtedness, including all commitments to make extensions of credit to Quorum, and all obligations in respect of the outstanding preferred stock of Quorum, in each case (i) and (ii) as existing or outstanding, as the case may be, immediately prior to the Closing Date.

     "Existing Letters of Credit" means those Letters of Credit outstanding on
      --------------------------
the Closing Date and identified on Schedule 2.6(b).
                                   ---------------

     "Extension of Credit" means, as to any Lender, the making of, or
      -------------------
participation in, a Loan by such Lender (including Continuations and Conversions thereof other than a Conversion of a Eurodollar Loan into a Base Rate Loan) or the issuance or extension of, or participation in, a Letter of Credit.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate
     --------
for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means that certain letter agreement, dated as of March 5,
      ----------
2001, among Merrill Lynch Capital Corporation, Bank of America, N.A., Banc of America Securities LLC and Banc of America Bridge LLC and the Borrower, as amended, modified, restated or supplemented from time to time.

     "Fees" means all fees payable pursuant to Section 3.5.
      ----

     "Foreign Credit Party" means a Credit Party which is not a Domestic Credit
      --------------------
Party.

     "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.
      ------------------

     "Funded Debt" means, with respect to any Person, without duplication, (i)
      -----------
all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations in respect of conditional sale or title retention arrangements described in clause
(c) of the definition of "Indebtedness" and obligations in respect of the deferred purchase price of property or services described in clause (d) of the definition of "Indebtedness") of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iv) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (v) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (vi) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the
                                          --------
amount of such Funded Debt shall be limited to the amount of such Funded Debt as to which there is recourse to such Person or the fair market value of the property which is subject to the Lien, if less, (vii) the outstanding attributed principal amount under any Securitization Transaction, and (viii) the principal balance outstanding under Synthetic Leases. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

     "GAAP" means generally accepted accounting principles in the United States
      ----
applied on a consistent basis and subject to the terms of Section 1.3.

     "Governmental Authority" means any Federal, state, local or foreign court
      ----------------------
or governmental agency, authority, instrumentality or regulatory body.

     "Guarantor Pledge Agreement" means the pledge agreement  substantially in
      --------------------------
the form of Schedule 7.20(d) attached hereto given by the pledgors identified therein to the Administrative Agent to secure the obligations of the Guarantors under the Credit Documents, as amended and modified.

     "Guarantor Security Agreement" means the security agreement substantially
      ----------------------------
in the form of Schedule 7.20(b) attached hereto given by the Guarantors to the Administrative Agent to secure the obligations of the Guarantors under the Credit Documents, as amended and modified.

     "Guarantors" means each Subsidiary of the Borrower listed on Schedule
      ----------                                                  --------
1.1(a) hereto and each other Person which provides a guaranty of the obligations
------
of the Borrower under the Credit Documents, in each case together with their successors and permitted assigns, and "Guarantor" means any one of them;
                                       ---------
provided, however, that upon the release, in accordance with the terms of the
--------  -------
Credit Documents, of any Guarantor's guaranty of such obligations, such Guarantor shall cease to be a Guarantor hereunder.

     "Guaranty Agreement" means the guaranty agreement substantially in the form
      ------------------
attached hereto on Schedule 5.1(a) given by the Guarantors to the Administrative Agent with respect to the obligations of the Borrower under the Credit Documents, as amended and modified.

     "Guaranty Joinder Agreement" means a Guaranty Joinder Agreement
      --------------------------
substantially in the form of Schedule 1 to the Guaranty Agreement, executed and
                             ----------
delivered by a new Guarantor in accordance with the provisions of Section 8.12.

     "Guaranty Obligations" means, with respect to any Person, without
      --------------------
duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "HCA" means HCA - The Healthcare Company, a Delaware corporation, and its
      ---
successors and assigns.

     "Hedging Agreements" means (a) any interest rate protection agreement,
      ------------------
including, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies or any foreign currency exchange agreement or (b) any cash management agreement, account services agreement, treasury services agreement, custodial/global account agreement or similar agreement (and any indemnity or other agreements related thereto).

     "Indebtedness" means, with respect to any Person, without duplication, (a)
      ------------
all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, repurchase, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time during the period ending one year after the term of the Credit Agreement, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and (n) with respect to any member of the Consolidated Group, the outstanding attributed principal amount under any Securitization Transaction.

     "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest
      ----------------------
Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO
--------  -------
Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of
      ---------------------
each March, June, September and December and the Revolving Commitment Termination Date, the Asset Sale Loan Maturity Date and the date of the final principal amortization installment on each Term Loan, as applicable, and (ii) as to any Eurodollar Loan and Swingline Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Revolving Commitment Termination Date, the Asset Sale Loan Maturity Date and the date of the final principal amortization installment on each Term Loan, as applicable, and in addition where the applicable Interest Period is more than three (3) months, then also on the date three (3) months from the beginning of the Interest Period, and each three (3) months thereafter; provided, however,
                                                           --------  -------
that if the Interim Loan is drawn down, interest shall be paid not less frequently than interest is paid on the Interim Loan and in any event at least fifteen (15) days prior to payment of interest on the Interim Loan. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

     "Interest Period" means (i) as to any Eurodollar Loan, a period of one,
      ---------------
two, three, six or, if available from all Lenders, nine or twelve months' duration, as the Borrower may elect, commencing in each case on the date of the borrowing (including Conversions, extensions and renewals) and (ii) as to any Swingline Loan, a period of such duration as the Borrower may request and the Swingline Lender may agree in accordance with the provisions of Section 2.2(a)(iii), commencing in each case, on the date of borrowing; provided,
                                                                --------
however, (A) if any Interest Period would end on a day which is not a Business
-------
Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) (i) in the case of Loans comprising Revolving Loans, no Interest Period shall extend beyond the Revolving Commitment Termination Date, (ii) in the case of Loans comprising the Asset Sale Loan, no Interest Period shall extend beyond the Asset Sale Loan Maturity Date and (iii) in the case of Loans comprising the Term Loans, no Interest Period shall extend beyond any principal amortization payment date unless, and to the extent that, the portion of the applicable Term Loan comprised of Eurodollar Loans expiring prior to the applicable principal amortization payment date plus the portion of the applicable Term Loan comprised of Base Rate Loans equals or exceeds the principal amortization payment then due, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

     "Interim Loan" means a loan of up to $400.0 million to be provided to the
      ------------
Borrower in the event the Borrower is unable to sell the Senior Notes prior to the Closing Date.

     "Investment" in any Person means (a) the acquisition (whether for cash,
      ----------
property, services, assumption of Indebtedness, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

     "Issuing Lender" means Bank of America.
      --------------

     "Issuing Lender Fees" shall have the meaning assigned to such term in
      -------------------
Section 3.5(b)(ii).

     "Lead Arrangers" means Merrill Lynch & Co. and Banc of America Securities
      --------------
LLC.

     "Lenders" means each of the Persons identified as a "lender" on the
      -------
signature pages hereto, and their successors and assigns.

     "Letter of Credit" means any Existing Letter of Credit and any standby
      ----------------
letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.1(b).

     "Letter of Credit Fee" shall have the meaning assigned to such term in
      --------------------
Section 3.5(b)(i).

     "Licenses" means all licenses, permits and other grants of authority
      --------
obtained or required to be obtained from any Governmental Authorities in connection with the management or operation of the business, or the ownership, lease, license or use of any Property, of any member of the Consolidated Group.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

     "Loan" or "Loans" means the Revolving Loans, the Swingline Loans, the Asset
      ----      -----
Sale Loan and/or the Term Loans, and the Base Rate Loans, Eurodollar Loans and Quoted Rate Swingline Loans comprising such Loans.

     "LOC Commitment" means the commitment of the Issuing Lender to issue
      --------------
Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

     "LOC Committed Amount" shall have the meaning assigned to such term in
      --------------------
Section 2.1(b).

     "LOC Documents" means, with respect to any Letter of Credit, such Letter of
      -------------
Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

     "LOC Obligations" means, at any time, the sum of (i) the maximum amount
      ---------------
which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate
                                                   ----
amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

     "Material Adverse Effect" means a material adverse effect on (i) the
      -----------------------
condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, (ii) the ability of any member of the Consolidated Group to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights, benefits and remedies of the Administrative Agent and the Lenders under the Credit Documents.

     "Materials of Environmental Concern" means any gasoline or petroleum
      ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Merger Agreement" means that certain agreement dated October 18, 2000
      ----------------
whereby THI agreed to acquire all of the capital stock of Quorum and in connection therewith to merge THH with and into THI.

     "Moody's" means Moody's Investors Service, Inc., or any successor or
      -------
assignee of the business of such company in the business of rating securities.

     "Mortgage" shall mean an agreement, including, but not limited to, a fee or
      --------
leasehold mortgage, deed of trust or any other document acceptable to the Lead Arrangers, creating and evidencing a Lien on a Mortgaged Property in favor of the Administrative Agent, which shall be substantially in the form of Schedule
                                                                      --------
7.20(f), with such schedules and including such additional provisions and other
-------
deviations from such Schedule 7.20(f) or form as shall be necessary to conform
                     ----------------
such document to applicable Requirements of Law or as shall be customary under such applicable Requirements of Law, as the same may at any time be amended in accordance with the terms thereof and hereof.

     "Mortgaged Properties" shall mean each of the parcels of real property
      --------------------
identified on Schedule 7.21(a-1) hereto and any other real property made subject
              ------------------
to a Mortgage pursuant to Sections 8.12 and 8.13 hereof.

     "Multiemployer Plan" means a Plan which is a "multiemployer plan" as
      ------------------
defined in Section 3(37) or 4001(a)(3) of ERISA.

     "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan)
      ----------------------
which any member of the Consolidated Group or any ERISA Affiliate and at least one employer other than the members of the Consolidated Group or any ERISA Affiliate are contributing sponsors.

     "Net Proceeds" means gross cash proceeds (including any cash received by
      ------------
way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received in connection with an Asset Disposition, Equity Transaction or Debt Transaction, net of (i) reasonable transaction costs, including in the case of an Equity Transaction or a Debt Transaction, underwriting discounts and commissions and in the case of an Asset Disposition occurring in connection with a claim under an insurance policy, costs incurred in connection with adjustment and settlement of the claim, (ii) estimated taxes payable in connection therewith, (iii) in the case of an Asset Disposition or Debt Transaction, any amounts payable in respect of Funded Debt, including without limitation principal, interest, premiums and penalties, which is secured by, or otherwise related to, any property or asset which is the subject thereof to the extent that such Funded Debt and any payments in respect thereof are paid with a portion of the proceeds therefrom and (iv) in the case of an Asset Disposition, the amount of any reserves necessary for post-closing adjustments (including indemnification payments), as determined by the Borrower in its reasonable discretion, provided that to the extent such reserves are not applied
                       --------
to, and in the Borrower's reasonable discretion are no longer necessary with respect to, such post-closing adjustments, such reserves shall thereupon become Net Proceeds.

     "Note" or "Notes" means any of the Revolving Notes, the Asset Sale Notes
      ----      -----
and/or the Term Notes.

     "Notice of Borrowing" means a written notice of borrowing in substantially
      -------------------
the form of Schedule 2.2(a)(i), as required by Section 2.2(a)(i), Section
            ------------------
2.2(a)(iii), Section 2.2(a)(iv) or Section 2.2(a)(v).

     "Notice of Continuation/Conversion" means the written notice of
      ---------------------------------
Continuation or Conversion in substantially the form of Schedule 3.2, as
                                                        ------------
required by Section 3.2.

     "Obligations" means, collectively, the Revolving Loans, the Swingline
      -----------
Loans, the LOC Obligations, the Asset Sale Loan and the Term Loans, including principal, interest, fees, indemnities and other amounts payable under the Credit Documents, and whether or not allowed as a claim in any bankruptcy proceeding.

     "Operating Lease" means, as applied to any Person, any lease (including,
      ---------------
without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

     "Other Taxes" shall have the meaning assigned to such term in Section 3.11.
      -----------

     "Participation Interest" means the purchase by a Lender of a participation
      ----------------------
in LOC Obligations as provided in Section 2.6(c), in Swingline Loans as provided in Section 2.7 and in Loans as provided in Section 3.14.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant
      ----
to Subtitle A of Title IV of ERISA and any successor thereof.

     "Permitted Acquisition" means any Acquisition by a member of the
      ---------------------
Consolidated Group, provided that (i) consideration paid is not greater than the fair market value thereof, (ii) the party or property which is the subject of such Acquisition shall be in the same or similar line of business as the members of the Consolidated Group which are parties thereto, (iii) in the case of a merger or consolidation, and in other cases where appropriate, the board of directors or other governing body of the other party which is the subject of the transaction of merger or consolidation shall have approved the Acquisition, (iv) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Borrower shall be in compliance with all of the covenants set forth in Section 8.11, (v) if the Acquisition involves an interest in a partnership and a requirement that a member of the Consolidated Group be a general partner, the general partner shall be a newly formed special purpose Subsidiary of the Borrower, (vi) after giving effect to the Acquisition, there shall be at least $50.0 million of availability under the Revolving Commitments hereunder, (vii) the aggregate consideration paid in connection with such Acquisitions (including cash consideration and the fair value of any non-cash consideration and indebtedness assumed) shall not exceed $100.0 million in the aggregate in any fiscal year (plus up to $50.0 million of Net Proceeds from
                                  ----
Asset Dispositions that may be applied to Permitted Acquisitions pursuant to
Section 3.3(b)(ii)(B) minus the amount expended pursuant to clause (xi) of the
                      -----
definition of Permitted Investments in the twelve (12) months preceding any such Acquisition) and (viii) in the case of an asset swap, the Borrower shall have delivered to the Administrative Agent a certificate of an Executive Officer, in detail reasonably satisfactory to the Administrative Agent, demonstrating that, upon giving effect to such asset swap on a Pro Forma Basis, Consolidated Funded Debt will not be greater than, and Consolidated EBITDA will not be less than, prior to the asset swap.

     "Permitted Investments" means Investments which are (i) cash and Cash
      ---------------------
Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 9.6; (v)
                                                             ------------
advances or loans to directors, officers and employees that do not exceed $5.0 million in the aggregate at any one time outstanding; (vi) advances or loans to customers and suppliers in the ordinary course of business that do not exceed $5.0 million in the aggregate at any one time outstanding; (vii) Investments by members of the Consolidated Group in their Subsidiaries and Affiliates existing on the Closing Date; (viii) Investments by members of the Consolidated Group in and to Domestic Credit Parties (other than Controlled Subsidiaries); (ix) Investments which constitute Permitted Acquisitions; (x) loans made in connection with the purchase of common stock of THI pursuant to any Plan (including ESOP) and loans made in connection with the purchase of common stock of THI pursuant to THI's executive stock purchase plan of up to $25.0 million in the aggregate at any time outstanding; (xi) Investments consisting of the purchase of all of the minority equity interests of any third party investor in a Subsidiary of the Borrower, provided, however, that with the exception of the Acquisition of the entire minority interest of any such Subsidiary, such Investment shall not constitute a payment of a direct or indirect dividend to such third party investor; (xii) Investments which constitute Restricted Payments made pursuant to Section 9.7, (xiii) Investments in any Exempt Subsidiary existing on the date of designation of such Subsidiary as an Exempt Subsidiary (and any renewal or replacement thereof in an amount no greater than, and on terms and conditions no less favorable than, that being renewed or replaced), (xiv) Investments by Exempt Subsidiaries in Exempt Subsidiaries, (xv) Investments made in a Governmental Authority in connection with the Vicksburg Financing; (xvi) Investments by members of the Consolidated Group (other than Exempt Subsidiaries) made in any Exempt Subsidiary after the date it is designated as an Exempt Subsidiary provided that on the date such Investment is made (and after giving effect to such Investment), the aggregate assets of all Exempt Subsidiaries do not exceed 16% of the consolidated assets of the Consolidated Group and (xvii) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed at any time ten percent (10%) of Consolidated Tangible Net Worth at such time.

     "Permitted Liens" means:
      ---------------

            (i) Liens in favor of the Administrative Agent to secure the obligations of the Credit Parties under the Credit Documents;

            (ii) Liens in favor of a Lender or an Affiliate of a Lender pursuant to a Hedging Agreement permitted hereunder, but only (A) to the extent such Liens secure obligations under such agreements permitted under Section 9.1,
     (B) to the extent such Liens are on the same collateral as to which the Lenders hereunder also have a Lien, and (C) so long as the obligations under such Hedging Agreement and the loans and obligations hereunder and under the other Credit Documents shall share pari passu in the collateral
                                                  ----------
     subject to such Liens;

            (iii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only
                                         --------
     amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (v) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (vi) Liens incurred or deposits made by any member of the Consolidated Group in connection with any self-retention of medical malpractice liability by such members of the Consolidated Group with respect to medical malpractice which are required by providers of medical malpractice insurance to the members of the Consolidated Group;

            (vii) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within
                               --------
     thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within thirty
     (30) days after the expiration of any such stay;

            (viii) easements, rights-of-way, covenants, restrictions (including zoning restrictions), defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the Property for its intended purposes;

            (ix) Liens on Property of any Person securing purchase money and sale/leaseback Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 9.1(c), provided that
                                                                  --------
     any such Lien attaches only to the Property financed or leased and such Lien attaches concurrently with or within ninety (90) days after the acquisition or construction thereof;

            (x) leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

            (xi) any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

            (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (xiii) Liens created or deemed to exist in connection with a Securitization Transaction permitted hereunder (including any related filings of any UCC financing statements), but only to the extent that any such Lien relates to the applicable Securitization Receivables actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;

            (xiv) Liens deemed to exist in connection with Investments in repurchase agreements which constitute Permitted Investments;

            (xv) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

            (xvi) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

            (xvii) Liens created in connection with the mortgage of real property granted by Vicksburg Healthcare, LLC in connection with the Vicksburg Financing; and

            (xviii)  Liens existing as of the Closing Date and set forth on
     Schedule 7.8; provided that (a) no such Lien shall at any time be extended
     ------------  --------
     to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced.

     "Person" means any individual, partnership, joint venture, firm,
      ------
corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

     "Plan" means any employee benefit plan (as defined in Section 3(3) of
      ----
ERISA) which is covered by ERISA and with respect to which any member of the Consolidated Group or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

     "Pledge Agreements" means collectively, the Borrower Pledge Agreement and
      -----------------
the Guarantor Pledge Agreement.

     "Pro Forma Basis" means, for purposes of calculating (utilizing the
      ---------------
principles set forth in the second paragraph of Section 1.3) the applicable pricing level under the definition of "Applicable Percentage" and determining compliance with each of the financial covenants set forth in Section 8.11, that the referenced transaction shall be deemed to have occurred as of the first day of the four (4) fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, "transaction" shall mean (i) any merger or consolidation permitted under
         -----------
Section 9.4, (ii) any Asset Disposition permitted under Section 9.5, (iii) any Acquisition permitted under the definition of "Permitted Acquisition" or (iv) any merger, consolidation, Asset Disposition or Acquisition occurring in any applicable period prior to the Closing Date. In connection with any calculation of the financial covenants set forth in Section 8.11 upon giving effect to a transaction on a Pro Forma Basis:

          (A) for purposes of any such calculation in respect of any such Asset Disposition, (1) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded and (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period; and

          (B) for purposes of any such calculation in respect of any such merger or consolidation or any such Acquisition, (1) any Indebtedness incurred by any member of the Consolidated Group in connection with such transaction
     (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, and (2) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or pursuant to the Acquisition comprising such transaction, as applicable, shall be included beginning as of the first day of the applicable period.

     "Pro Forma Compliance Certificate" means a certificate of an Executive
      --------------------------------
Officer of the Borrower delivered to the Administrative Agent in connection with
(i) any incurrence, assumption or retirement of Indebtedness permitted under
Section 9.1, (ii) any merger or consolidation permitted under Section 9.4, (iii) any Asset Disposition permitted under Section 9.5 or (iv) any Acquisition permitted under the definition of "Permitted Acquisition," as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Fixed Charge Coverage Ratio, the Consolidated Total Leverage Ratio, the Consolidated Senior Leverage Ratio and Consolidated Net Worth as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.

     "Property" means any interest in any kind of property or asset, whether
      --------
real, personal or mixed, or tangible or intangible.

     "QHR" means Quorum Health Resources LLC, as it exists on the date of the
      ---
Quorum Acquisition, and as it is developed consistent with the business it conducts on such date, and any business or assets reasonably related or ancillary thereto.

     "QHR Disposition" means the sale or contribution in connection with the
      ---------------
formation of a joint venture, directly or indirectly, of all or a portion of the assets, business or membership interests of QHR (or any successors thereto) as it exists on the Closing Date, as it is developed consistent with the business it conducts on the Closing Date, and of any business or assets reasonably related or ancillary thereto, consummated within 12 months after the Closing Date; provided however, that no such transaction shall be permitted (i) if any member of the Consolidated Group shall have invested more than $10 million in QHR since the Closing Date (net of reduction in such investments); (ii) unless the Borrower or a Guarantor shall have received consideration of at least $50 million in cash or Cash Equivalents plus the aggregate amount of Investments made in QHR since the Closing Date by any member of the

Consolidated Group; and (iii) if any joint venture created in connection with such transaction is a Subsidiary immediately after consummation of such transaction.

     "Quorum" means Quorum Health Group, Inc.
      ------

     "Quorum Acquisition" means the acquisition by THI of Quorum by the merger
      ------------------
of Quorum with and into THI pursuant to the Merger Agreement.

     "Quorum Properties" shall mean each of the parcels of real property
      -----------------
identified on Schedule 7.21(a-2) hereto.
              ------------------

     "Quoted Rate" means, with respect to a Quoted Rate Swingline Loan, the
      -----------
fixed or floating percentage rate per annum, if any, offered by the Swingline Lender and accepted by the Borrower.

     "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at the
      --------------------------
Quoted Rate.

     "Rate Determination Date" shall have the meaning assigned to such term in
      -----------------------
the definition of "Applicable Percentage."

     "Refinancing" means the refinancing by the Borrower of the Existing
      -----------
Indebtedness.

     "Register" shall have the meaning assigned to such term in Section 12.3(c).
      --------

     "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively, of
      ------------------------
the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Replaced Lender" shall have the meaning assigned to such term in Section
      ---------------
3.17.

     "Replacement Lender" shall have the meaning assigned to such term in
      ------------------
Section 3.17.

     "Reportable Event" means any of the events set forth in Section 4043(c) of
      ----------------
ERISA, other than those events as to which the notice requirement has been waived by regulation.

     "Required Financial Information" means the annual and quarterly compliance
      ------------------------------
certificates and related financial statements and information required by the provisions of Sections 8.1(a), (b) and (c), as referenced in the definition of "Applicable Percentage."

     "Required Lenders" means, at any time, Lenders having more than fifty
      ----------------
percent (50%) of the aggregate Commitments or, if the Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided
                                                                    --------
that the Commitments of, and outstanding principal amount of Obligations (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

     "Requirement of Law" means, as to any Person, the certificate of
      ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or ordinance (including, without limitation, Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

     "Restricted Payment" means (i) any dividend or other payment or
      ------------------
distribution, direct or indirect, on account of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any member of the Consolidated Group), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or to any Credit Party (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding other than Investments made pursuant to clause (xi) of the definition of Permitted Investments, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding; provided, however, that payments to existing shareholders of Quorum pursuant to the terms of the Merger Agreement as in effect on the Closing Date made on or after the Closing Date shall not constitute Restricted Payments, hereunder.

     "Revolving Commitment" means, with respect to each Revolving Lender, the
      --------------------
commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Revolving Lender's Revolving Committed Amount, as such amount may be reduced from time to time in accordance with the provisions hereof.

     "Revolving Commitment Percentage" means, for each Revolving Lender, a
      -------------------------------
fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Revolving Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentages are set out on Schedule 2.1.
                                      ------------

     "Revolving Commitment Termination Date" means the date six (6) years
      -------------------------------------
following the Closing Date.

     "Revolving Committed Amount" means, collectively, the aggregate amount of
      --------------------------
all of the Revolving Commitments and, individually, the amount of each Revolving Lender's Revolving Commitment as specified in Schedule 2.1.
                                              ------------

     "Revolving Lenders" means Lenders holding Revolving Commitments, as
      -----------------
identified on Schedule 2.1, and their successors and assigns.
              ------------

     "Revolving Loans" shall have the meaning assigned to such term in Section
      ---------------
2.1(a).

     "Revolving Note" or "Revolving Notes" means the promissory notes of the
      --------------      ---------------
Borrower in favor of each of the Revolving Lenders (or nominees thereof) evidencing the Revolving Loans and Swingline

Loans in substantially the form attached as Schedule 2.5-1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "Revolving Obligations" means, collectively, the Revolving Loans, Swingline
      ---------------------
Loans and LOC Obligations.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill
      ---
Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

     "Sale and Leaseback Transaction" means any arrangement pursuant to which
      ------------------------------
any member of the Consolidated Group, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such member of the Consolidated Group has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person which is not a member of the Consolidated Group or (b) which such member of the Consolidated Group intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such member of the Consolidated Group to another Person which is not a member of the Consolidated Group in connection with such lease.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Securitization Transaction" means any financing transaction or series of
      --------------------------
financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate (a "Securitization Subsidiary"), or (ii) any other Person, or may grant a security
--------------------------
interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization
                                                               --------------
Receivables") (whether such Securitization Receivables are then existing or
-----------
arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

     "Security Agreements" means a collective reference to the Borrower Security
      -------------------
Agreement and the Guarantor Security Agreement.

     "Senior Debt" means Indebtedness of a member of the Consolidated Group
      -----------
which is not contractually subordinated to any other Indebtedness of a member of the Consolidated Group.

     "Senior Notes" means the unsecured senior notes of the Borrower to be
      ------------
issued and sold in an unregistered offering in an aggregate principal amount of $600.0 million in lieu of drawing down the Interim Loan.

     "Senior Secured Credit Facilities" means the Tranche A Term Loan, the
      --------------------------------
Tranche B Term Loan, the Asset Sale Loan and the Revolving Loans.

     "Senior Subordinated Notes" means those 11% Senior Subordinated Notes of
      -------------------------
the Borrower due 2009 issued pursuant to the terms of that Indenture dated as of May 11, 1999 with CitiCorp USA, Inc. as Trustee, in each case as amended and modified.

     "Single Employer Plan" means any Plan which is covered by Title IV of
      --------------------
ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

     "Subordinated Debt" means (i) the Senior Subordinated Notes and (ii) any
      -----------------
other Indebtedness of a member of the Consolidated Group which by its terms is expressly subordinated in right of payment to the prior payment of the loans and obligations under the Credit Agreement and the other Credit Documents on the terms and conditions and evidenced by documentation satisfactory to the Administrative Agent and the Required Lenders.

     "Subsidiary" means, as to any Person at any time, (a) any corporation more
      ----------
than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock; provided that no Plan (including ESOP) shall be considered a Subsidiary of THI.

     "Swingline Commitment" means the commitment of the Swingline Lender to make
      --------------------
Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans up to their respective Revolving Commitment Percentage as provided in Section 2.1(c), as such amounts may be reduced from time to time in accordance with the provisions hereof.

     "Swingline Committed Amount" means the amount of the Swingline Lender's
      --------------------------
Commitment as specified in Section 2.1(c).

     "Swingline Lender" means Bank of America.
      ----------------

     "Swingline Loan" means a swingline revolving loan made by the Swingline
      --------------
Lender pursuant to the provisions of Section 2.1(c).

     "Synthetic Lease" means any synthetic lease, tax retention operating lease,
      ---------------
off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

     "Take-out Securities" means debt securities issued and sold by the
      -------------------
Borrower, the proceeds of which are used to repay the Interim Loan, if funded, in accordance with the terms of the documents governing the Interim Loan.

     "Tax Sharing Agreement" means the Tax Sharing and Indemnification
      ---------------------
Agreement, dated as of May 11, 1999, by and among HCA, THI and LifePoint Hospitals, Inc.

     "Taxes" shall have the meaning assigned to such term in Section 3.11.
      -----

     "Term Lenders" means Lenders holding Term Loan Commitments, as identified
      ------------
on Schedule 2.1, and their successors and assigns.
   ------------

     "Term Loan Commitment Percentage" means the Tranche A Term Loan Commitment
      -------------------------------
Percentage and/or the Tranche B Term Loan Commitment Percentage, as appropriate.

     "Term Loan Commitments" means the Tranche A Term Loan Commitments and the
      ---------------------
Tranche B Term Loan Commitments.

     "Term Loan Committed Amounts" means the Tranche A Term Loan Committed
      ---------------------------
Amount, and/or the Tranche B Term Loan Committed Amount.

     "Term Loans" means the Tranche A Term Loan and the Tranche B Term Loan.
      ----------

     "Term Notes" means, collectively, the Tranche A Term Notes and Tranche B
      ----------
Term Notes.

     "THH" means Triad Hospitals Holdings, Inc.
      ---

     "THI" means Triad Hospitals, Inc.
      ---

     "Tranche A Term Lenders" means Lenders holding Tranche A Term Loan
      ----------------------
Commitments, as identified on Schedule 2.1, and their successors and assigns.
                              ------------

     "Tranche A Term Loan" shall have the meaning assigned to such term in
      -------------------
Section 2.1(e).

     "Tranche A Term Loan Commitment" means, with respect to each Tranche A Term
      ------------------------------
Lender, the commitment of such Tranche A Term Lender to make a Tranche A Term Loan advance equal to such Tranche A Term Lender's Tranche A Term Loan Committed Amount (and for purposes of making determinations of Required Lenders and for purposes of calculations referred to in Section 12.6(b), the principal amount outstanding on the Tranche A Term Loan).

     "Tranche A Term Loan Commitment Percentage" means, for each Tranche A Term
      -----------------------------------------
Lender, a fraction (expressed as a percentage) the numerator of which is the amount of the Tranche A Term Loan Commitment of such Lender at such time and the denominator of which is the aggregate amount of the Tranche A Term Loan Commitment at such time. The initial Tranche A Term Loan Commitment Percentages are set out on Schedule 2.1.
               ------------

     "Tranche A Term Loan Committed Amount" means, collectively, the aggregate
      ------------------------------------
amount of all of the Tranche A Term Loan Commitments and, individually, the amount of each Tranche A Term Lender's

Tranche A Term Loan Commitment as specified on Schedule 2.1, as such amounts may be reduced from time to time in accordance with the provisions hereof.

     "Tranche A Term Note" or "Tranche A Term Notes" means the promissory notes
      -------------------      --------------------
of the Borrower in favor of each of the Tranche A Term Lenders (or nominees thereof) evidencing the Tranche A Term Loan in substantially the form attached as Schedule 2.5-3, individually or collectively, as appropriate, as such
   --------------
promissory notes may be amended, modified, supplemented, extended or renewed from time to time.

     "Tranche B Term Lenders" means Lenders holding Tranche B Term Loan
      ----------------------
Commitments, as identified on Schedule 2.1, and their successors and assigns.
                              ------------

     "Tranche B Term Loan" shall have the meaning assigned to such term in
      -------------------
Section 2.1(f).

     "Tranche B Term Loan Commitment" means, with respect to each Tranche B Term
      ------------------------------
Lender, the commitment of such Tranche B Term Lender to make a Tranche B Term Loan advance equal to such Tranche B Term Lender's Tranche B Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date and for purposes of making calculations referred to in
Section 12.6(b), the aggregate principal amount of the Tranche B Term Loan).

     "Tranche B Term Loan Commitment Percentage" means, for each Tranche B Term
      -----------------------------------------
Lender, a fraction (expressed as a percentage) the numerator of which is the amount of the Tranche B Term Loan Commitment of such Lender at such time and the denominator of which is the aggregate amount of the Tranche B Term Loan Commitment at such time. The initial Tranche B Term Loan Commitment Percentages are set out on Schedule 2.1.
               ------------

     "Tranche B Term Loan Committed Amount" means, collectively, the aggregate
      ------------------------------------
amount of all of the Tranche B Term Loan Commitments and, individually, the amount of each Tranche B Term Lender's Tranche B Term Loan Commitment as specified on Schedule 2.1, as such amounts may be reduced from time to time in
             ------------
accordance with the provisions hereof.

     "Tranche B Term Note" or "Tranche B Term Notes" means the promissory notes
      -------------------      --------------------
of the Borrower in favor of each of the Tranche B Term Lenders (or nominees thereof) evidencing the Tranche B Term Loan in substantially the form attached as Schedule 2.5-4, individually or collectively, as appropriate, as such
   --------------
promissory notes may be amended, modified, supplemented, extended or renewed from time to time.

     "Transactions" means, collectively, (i) the Quorum Acquisition, (ii) the
      ------------
issuance by the Borrower of its Common Stock in partial consideration for the Quorum Acquisition pursuant to the Merger Agreement, (iii) the issuance and sale of the Senior Notes (or the drawdown of the Interim Loan in lieu thereof), (iv) the Refinancing and (v) the entering into of this Credit Agreement by the parties hereto and the borrowings hereunder.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in
      ---
the State of New York; provided, however, that if by reason of mandatory
                       --------  -------
provisions of law, the perfection or the effect of the perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York,

"UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "Vicksburg Financing" means a transaction between and among members of the
      -------------------
Consolidated Group and a Governmental Authority of the State of Mississippi relating to the tax-advantaged construction of healthcare facilities in Vicksburg, Mississippi, which involves a member of the Consolidated Group acquiring evidences of indebtedness of such Governmental Authority approximately equivalent to the amount of a secured loan made to Vicksburg Healthcare, LLC by such Governmental Authority.

     "Voting Stock" means, with respect to any Person, Capital Stock issued by
      ------------
such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose
      -----------------------
Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

     "Working Capital" means an amount determined for the Consolidated Group
      ---------------
equal to the sum of all current assets (other than cash and Cash Equivalents) less the sum of all current liabilities (other than the current portion of long-term Indebtedness).

1.2  Computation of Time Periods.
     ---------------------------

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

1.3  Accounting Terms.
     ----------------

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 8.1 (or, prior to the delivery of the first financial statements pursuant to Section 8.1, consistent with the annual audited financial statements referenced in Section 7.1(i) hereof); provided, however, if (a) the Borrower shall object to
                --------  -------
determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto after the Closing Date or (b) the Administrative Agent or the Required Lenders shall so object, in either case in writing within sixty (60) days after delivery of such financial statements, then such calculations shall continue to be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders until the Borrower and the Required Lenders otherwise agree.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 8.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" hereunder), (i) in connection with any Asset Disposition permitted under Section 9.5, (A) income statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) in connection with any merger or consolidation permitted under Section 9.4, any Acquisition referred to in the definition of "Permitted Acquisition", or the Quorum Acquisition, (A) income statement items (whether positive or negative) attributable to any Person or Property acquired in any such transaction shall, to the extent not otherwise included in such income statement items for the members of the Consolidated Group in accordance with GAAP or in accordance with any defined terms set forth herein, be included to the extent relating to any period applicable in such calculations and (B) any Indebtedness incurred or assumed in connection with such transaction shall be deemed to have been incurred or assumed on the first day of the applicable period.

                                   SECTION 2


                               CREDIT FACILITIES

2.1  Commitments.
     -----------

     (a)  Revolving Commitment.  During the Commitment Period, subject to the
          --------------------
terms and conditions hereof, each Revolving Lender severally agrees to make revolving loans (the "Revolving Loans") to the Borrower in the amount of such
                      ---------------
Revolving Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the
                                    --------
Revolving Lenders collectively, the aggregate principal amount of Revolving Obligations at any time shall not exceed TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), subject to reduction pursuant to Section 3.4 (the "Aggregate
                                                                   ---------
Revolving Committed Amount") and (ii) with regard to each Revolving Lender
--------------------------
individually, such Revolving Lender's Revolving Commitment Percentage of Revolving Obligations at any time shall not exceed such Revolving Lender's Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

     (b)  Letter of Credit Sublimit Commitment.  During the Commitment Period,
          ------------------------------------
subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Revolving Lenders shall participate severally in, such standby Letters of Credit as the Borrower may request, in form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not exceed FIFTY
--------
MILLION DOLLARS ($50,000,000) at any time (the "LOC Committed Amount"), (ii)
                                                --------------------
with regard to the Revolving Lenders collectively, the aggregate principal amount of Revolving Obligations at any time shall not exceed the Aggregate Revolving Committed Amount and (iii) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of Revolving Obligations at any time shall not exceed such Revolving Lender's Revolving Committed Amount. Letters of Credit issued hereunder shall have an expiry date not more than one (1) year from the date of issuance or extension, and may not extend beyond the date five (5) Business Days prior to the Revolving Commitment Termination Date.

     (c)  Swingline Sublimit Commitment. During the Commitment Period, subject
          -----------------------------
to the terms and conditions hereof, the Swingline Lender agrees to make certain revolving loans (the "Swingline Loans") to the Borrower; provided that (i) the
                      ---------------                    --------
aggregate principal amount of Swingline Loans shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (the "Swingline Committed Amount"), (ii) with regard to
                            --------------------------
the Revolving Lenders collectively, the aggregate principal amount of Revolving Obligations at any time shall not exceed the Aggregate Revolving Committed Amount and (iii) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of Revolving Obligations at any time shall not exceed such Revolving Lender's Revolving Committed Amount. Swingline Loans may consist of Base Rate Loans or Quoted Rate Swingline Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

     (d)  Asset Sale Loan Commitment.  On the Closing Date, subject to the terms
          --------------------------
and conditions hereof, each Asset Sale Lender severally agrees to make its Asset Sale Loan Commitment Percentage of an asset sale loan (the "Asset Sale Loan") in
                                                            ---------------
the aggregate principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) to the Borrower for the purposes hereinafter set forth. The Asset Sale Loan may be comprised of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Asset Sale Loan may not be reborrowed.

     (e)  Tranche A Term Loan Commitment.  On the Closing Date, subject to the
          ------------------------------
terms and conditions hereof, each Tranche A Term Lender severally agrees to make its Tranche A Term Loan Commitment Percentage of a term loan (the "Tranche A
                                                                   ---------
Term Loan") in the aggregate principal amount of TWO HUNDRED FIFTY MILLION
---------
DOLLARS ($250,000,000) to the Borrower for the purposes hereinafter set forth. The Tranche A Term Loan may be comprised of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Tranche A Term Loan may not be reborrowed.

     (f)  Tranche B Term Loan Commitment.  On the Closing Date, subject to the
          ------------------------------
terms and conditions hereof, each Tranche B Term Lender severally agrees to make its Tranche B Term Loan Commitment Percentage of a term loan (the "Tranche B
                                                                   ---------
Term Loan") in the aggregate principal amount of FIVE HUNDRED FIFTY MILLION
---------
DOLLARS ($550,000,000) to the Borrower for the purposes hereinafter set forth. The Tranche B Term Loan may be comprised of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Tranche B Term Loan may not be reborrowed.

2.2  Method of Borrowing.
     -------------------

     (a)  Notice of Request for Extensions of Credit.  The Borrower shall
          ------------------------------------------
request an Extension of Credit hereunder by written notice (or telephone notice promptly confirmed in writing) as follows:

            (i) Revolving Loans.  In the case of Revolving Loans, to the
                ---------------
     Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing is attached as Schedule 2.2(a)(i). The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.2(a)(i), the contents thereof and each such Revolving Lender's share of any borrowing to be made pursuant thereto.

            (ii) Letters of Credit.  In the case of Letters of Credit, to the
                 -----------------
     Issuing Lender with a copy to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested issuance or extension (or such shorter period as may be agreed by the Issuing Lender). Each such request for issuance or extension of a Letter of Credit shall be irrevocable and shall specify, among other things, (A) that a Letter of Credit is requested, (B) the date of the requested issuance or extension, (C) the type, amount, expiry date and terms on which the Letter of Credit is to be issued or extended, and
     (D) the beneficiary. A form of Notice of Request for Letter of Credit is attached as Schedule 2.2(a)(ii).
                 -------------------

            (iii)  Swingline Loans.  In the case of Swingline Loans, to the
                   ---------------
     Swingline Lender not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) the interest rate option and maturity requested therefor. A form of Notice of Borrowing is attached as Schedule 2.2(a)(i). Each Swingline Loan shall
                                 ------------------
     have a maturity date as the Borrower may request and the Swingline Lender may agree.

            (iv) Asset Sale Loan.  In the case of the Asset Sale Loan, to the
                 ---------------
     Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the Closing Date in the case of Base Rate Loans, and on the third Business Day prior to the Closing Date in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that the Asset Sale Loan is requested,
     (B) the aggregate principal amount to be borrowed, and (C) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing is attached as Schedule
                                                                       --------
     2.2(a)(i).  The Administrative Agent shall give notice to each Asset Sale
     ---------
     Lender promptly upon receipt of each Notice of Borrowing pursuant to this
     Section 2.2(a)(iv), the contents thereof and each such Asset Sale Lender's share of any borrowing to be made pursuant thereto.

            (v) Term Loans.  In the case of the Term Loans, to the
                ----------
     Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the Closing

     Date in the case of Base Rate Loans, and on the third Business Day prior to the Closing Date in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Term Loan is requested and the respective Tranche thereof, (B) the aggregate principal amount to be borrowed, and (C) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing is attached as Schedule 2.2(a)(i). The Administrative Agent shall give notice to each Term Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.2(a)(v), the contents thereof and each such Term Lender's share of any borrowing to be made pursuant thereto.

     (b)  Minimum Amounts.  Each Loan advance shall be in a minimum principal
          ---------------
amount of $1.0 million, in the case of Eurodollar Loans, or $1.0 million (or the remaining Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $250,000 in excess thereof. Each Swingline Loan advance shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof.

     (c)  Information Not Provided.  If in connection with any such request for
          ------------------------
an Extension of Credit, the Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurodollar Loan, the Borrower shall be deemed to have requested an Interest Period of one (1) month, or (ii) the type of loan requested in the case of Revolving Loans, the Asset Sale Loan, the Term Loan or the Swingline Loan, the Borrower shall be deemed to have requested a Base Rate Loan.

     (d)  Maximum Number of Eurodollar Loans.  In connection with any request
          ----------------------------------
for an Extension of Credit, (i) the Revolving Loans may be comprised of no more than ten (10) Eurodollar Loans outstanding at any time, (ii) the Asset Sale Loan may be comprised of no more than five (5) Eurodollar Loans outstanding at any time, (iii) the Tranche A Term Loan may be comprised of no more than five (5) Eurodollar Loans outstanding at any time, and (iv) the Tranche B Term Loan may be comprised of no more than five (5) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

2.3  Interest.
     --------

     Subject to Section 3.1, the Loans hereunder shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

          (a)  Base Rate Loans.  During such periods as the Loans shall be
               ---------------
     comprised of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage;

          (b)  Eurodollar Loans.  During such periods as the Loans shall be
               ----------------
     comprised of Eurodollar Loans, the sum of the Eurodollar Rate plus the Applicable Percentage; and

          (c)  Quoted Rate Swingline Loans.  During such periods as the
               ---------------------------
     Swingline Loans shall be comprised of Quoted Rate Swingline Loans, the Quoted Rate.

2.4  Repayment.
     ---------

     (a)  Revolving Loans.  The principal amount of all Revolving Loans shall be
          ---------------
due and payable in full on the Revolving Commitment Termination Date.

     (b)  Swingline Loans.  The principal amount of all Swingline Loans shall be
          ---------------
due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan, or (B) the Revolving Commitment Termination Date.

     (c)  Asset Sale Loan. The principal amount of the Asset Sale Loan shall be
          ---------------
due and payable in full on the Asset Sale Loan Maturity Date.

     (d)  Tranche A Term Loan.  The principal amount of the Tranche A Term Loan
          -------------------
shall be due and payable beginning on December 31, 2001, as follows:

                                  Principal                                               Principal
                                 Amortization                                            Amortization
Date                               Payment                 Date                            Payment
----                               -------                 ----                            -------
December 31, 2001                 $ 2,500,000         September 30, 2004                $ 20,000,000
March 31, 2002                    $ 2,500,000         December 31, 2004                 $ 25,000,000
June 30, 2002                     $ 2,500,000         March 31, 2005                    $ 25,000,000
September 30, 2002                $ 2,500,000         June 30, 2005                     $  6,250,000
December 31, 2002                 $15,000,000         September 30, 2005                $  6,250,000
March 31, 2003                    $15,000,000         December 31, 2005                 $  6,250,000
June 30, 2003                     $15,000,000         March 31, 2006                    $  6,250,000
September 30, 2003                $15,000,000         June 30, 2006                     $  6,250,000
December 31, 2003                 $20,000,000         September 30, 2006                $  6,250,000
March 31, 2004                    $20,000,000         December 31, 2006                 $  6,250,000
June 30, 2004                     $20,000,000         March 31, 2007                    $  6,250,000
                                                      Total                             $250,000,000

     (e)  Tranche B Term Loan.  The principal amount of the Tranche B Term Loan
          -------------------
will amortize, beginning on December 31, 2001, as follows:

                                  Principal                                               Principal
                                 Amortization                                            Amortization
Date                               Payment                 Date                            Payment
----                               -------                 ----                            -------
December 31, 2001                 $1,500,000          March 31, 2005                    $  1,500,000
March 31, 2002                    $1,500,000          June 30, 2005                     $ 15,000,000
June 30, 2002                     $1,500,000          September 30, 2005                $ 15,000,000
September 30, 2002                $1,500,000          December 31, 2005                 $ 15,000,000
December 31, 2002                 $1,500,000          March 31, 2006                    $ 15,000,000
March 31, 2003                    $1,500,000          June 30, 2006                     $ 18,750,000
June 30, 2003                     $1,500,000          September 30, 2006                $ 18,750,000
September 30, 2003                $1,500,000          December 31, 2006                 $ 18,750,000
December 31, 2003                 $1,500,000          March 31, 2007                    $ 18,750,000
March 31, 2004                    $1,500,000          June 30, 2007                     $ 65,670,000
June 30, 2004                     $1,500,000          September 30, 2007                $ 65,670,000
September 30, 2004                $1,500,000          December 31, 2007                 $ 65,670,000
December 31, 2004                 $1,500,000          March 31, 2008                    $ 65,670,000
                                                      June 30, 2008                     $ 65,670,000
                                                      September 30, 2008                $ 65,650,000
                                                                                        ____________
                                                                Total                   $550,000,000

     (f) The amount set forth in clauses (d) and (e) above are subject to adjustment pursuant to Section 3.3 hereof.

2.5  Notes.
     -----

     The Revolving Loans and Swingline Loans shall be evidenced by the Revolving Notes. The Asset Sale Loan shall be evidenced by the Asset Sale Notes. The Term Loans shall be evidenced by the Term Notes.

2.6  Additional Provisions Relating to Letters of Credit.
     ---------------------------------------------------

     (a)  Reports.  The Issuing Lender will provide to the Administrative Agent
          -------
at least monthly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Lender will provide to the Administrative Agent for dissemination to the Revolving Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent and the Revolving Lenders promptly upon request.

     (b)  Participation.  Each Revolving Lender, with respect to the Existing
          -------------
Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit, and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Revolving Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each Revolving Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

     (c)  Reimbursement.  In the event of any drawing under any Letter of
          -------------
Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Revolving Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (d) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 12:00 Noon (Charlotte, North Carolina time) otherwise such payment shall be made at or before 11:00 A.M. (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Revolving Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Revolving Lender to the Issuing Lender, such Revolving Lender shall, automatically and without any further action on the part of the Issuing Lender or such Revolving Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

     (d)  Repayment with Revolving Loans.  On any day on which the Borrower
          ------------------------------
shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.2(a)(i) with respect thereto) shall be immediately made to the Borrower by all Revolving Lenders (notwithstanding any termination of the Commitments pursuant to Section 10.2) pro rata based on the respective Revolving
                                      --- ----
Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 10.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon
                   --------
any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such
                                    ---------------
borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section
5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Revolving Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 10.2)), provided that
                                                                  --------
in the event such payment is not made on the day of drawing, such Revolving Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation

Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

     (e)  Designation of Other Credit Parties as Account Parties.
          ------------------------------------------------------
Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a)(ii) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

     (f)  Renewal, Extension.  The renewal or extension of any Letter of Credit
          ------------------
shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     (g)  Uniform Customs and Practices.  The Issuing Lender may have the
          -----------------------------
Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and
               ---
deemed in all respects to be a part thereof.

     (h)  Indemnification; Nature of Issuing Lender's Duties.
          --------------------------------------------------

            (i) In addition to its other obligations under this Section 2.6, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").
     ----------------

            (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing

     Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

            (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

            (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (h) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

            (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender
     (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

     (i)  Responsibility of Issuing Lender. It is expressly understood and
          --------------------------------
agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in
Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however,
                                                          --------  -------
that nothing set forth in this Section 2.6 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.6 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

     (j)  Conflict with LOC Documents.  Solely as among the parties hereto, in
          ---------------------------
the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

2.7  Additional Provisions Relating to Swingline Loans.
     -------------------------------------------------

     The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Revolving Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that
                                                       --------  -------
any such demand shall be deemed to have been given one (1) Business Day prior to the Revolving Commitment Termination Date and on the date of the occurrence of any Event of Default described in Section 10.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 10.2. Each Revolving Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum
---------------
amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A)
                                                             --------
all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is funded and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of Section 2.4(b), interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

                                   SECTION 3


                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

3.1  Default Rate.
     ------------

     Upon the occurrence, and during the continuance, of an Event of Default,
(i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Base Rate plus the then effective Applicable Percentage for Base Rate Loans plus 2%) and (ii) Letter of Credit Fees shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

3.2  Continuation and Conversion.
     ---------------------------

     The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as
                                     --------  -------
provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) without the consent of the Required Lenders, Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions precedent set forth in Section 5.2 are satisfied on the date of Continuation or Conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.2(b), (iv) no more than ten (10) Eurodollar Loans which comprise Revolving Loans, no more than five (5) Eurodollar Loans which comprise the Asset Sale Loan, no more than five (5) Eurodollar Loans which comprise the Tranche A Term Loan and no more than five (5) Eurodollar Loans which comprise the Tranche B Term Loan shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, Continuations and Conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for Continuation or Conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one (1) month. Each such Continuation or Conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Schedule 2.1, or at such other office as the Administrative Agent
             ------------
may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the Conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the Continuation of a Eurodollar Loan as, or Conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed Continuation or Conversion, specifying the date of the proposed Continuation or Conversion, the Loans to be so Continued or Converted, the types of Loans into which such Loans are to be Converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for Continuation or Conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a), (b), (c), (d) and (e) of Section 5.2. In the event the Borrower fails to request Continuation or Conversion of any Eurodollar Loan in accordance with this Section, or any such Conversion or Continuation is not permitted or required by this Section, then such Eurodollar Loan shall be automatically Converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

3.3  Prepayments.
     -----------

     (a)  Voluntary Prepayments.  The Loans may be repaid in whole or in part
          ---------------------
without premium or penalty (except, in the case of Eurodollar Loans, breakage costs related to prepayments not made on the last day of the relevant interest period) and partial prepayments shall be minimum principal amounts of $1.0 million (except Swingline Loans, which may be prepaid in minimum principal amounts of $500,000), and in integral multiples of $250,000 in excess thereof.

     (b)  Mandatory Prepayments.
          ---------------------

            (i) Revolving Committed Amount.  If at any time, (A) the aggregate
                --------------------------
     principal amount of Revolving Obligations shall exceed the Aggregate Revolving Committed Amount, (B) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount or (C) the aggregate principal amount of Swingline Loans shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Revolving Loans, on the Swingline Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the excess.

            (ii)  Asset Dispositions.
                  ------------------

            (A) Approved Asset Dispositions.  The Loans shall be prepaid as
                ---------------------------
hereafter provided in an amount equal to the Net Proceeds received from any Approved Asset Disposition in an amount initially equal to (i) one hundred percent (100%) of such Net Proceeds until the Asset Sale Loan is paid in full and (ii) after the Asset Sale Loan has been paid in full, (x) if the Consolidated Total Leverage Ratio is greater than or equal to 3.25:1.0 (as of the end of the fiscal quarter immediately preceding the date of such Approved Asset Disposition), seventy-five percent (75%) of such Net Proceeds, (y) if the Consolidated Total Leverage Ratio is greater than or equal to 2.75:1.00 but less than 3.25:1.0 (as of the fiscal quarter immediately preceding the date of such Approved Asset Disposition), fifty percent (50%) of such Net Proceeds, and (z) if the Consolidated Total Leverage Ratio is less than 2.75:1.0 (as of the end of the fiscal quarter immediately preceding the date of such Approved Asset Disposition), zero percent (0%) of such Net Proceeds; provided, that payment of
                                                      --------
such Net Proceeds need not be made until such time as the aggregate amount payable hereunder shall be at least $1.0 million at any time; provided, further,
                                                              --------  -------
all such Net Proceeds not initially applied to prepay Loans pursuant to this
Section 3.3(b)(ii)(A) shall be subject to the provisions of 3.3(b)(ii)(B) as if such Net Proceeds were received from an Asset Disposition not constituting an Approved Asset Disposition. If any such Approved Asset Disposition involves Collateral and the Net Proceeds thereof are greater than $35.0 million in the aggregate, such Net Proceeds shall be held by the Administrative Agent in a collateral account, which may include Cash Equivalents, pending application in accordance with the provisions hereof.

          (B) Other Asset Dispositions.  The Loans shall be prepaid as hereafter
              ------------------------
provided in an amount equal to one hundred percent (100%) of the Net Proceeds received from any Asset Disposition other than Approved Asset Dispositions to the extent that either (1) the Asset Sale Loan has not been paid in full or (2) if the Asset Sale Loan has been paid in full (including pursuant to the preceding clause (1)) (A) such Net Proceeds are not (x) reinvested in the same or similar property or assets or (y) applied as consideration for a Permitted Acquisition in an amount not to exceed $50.0 million in any fiscal year within twelve (12) months of the date of such Asset Disposition, and (B) the aggregate amount of such Net Proceeds not reinvested or applied in accordance with the foregoing clause (A) shall exceed $10.0 million in any fiscal year; provided that payment of the Net Proceeds which exceed the foregoing threshold amount need not be made until such time as the aggregate amount payable in excess of such threshold shall be at least $1.0 million at any time. If any such Asset Disposition involves Collateral and the Net Proceeds thereof are greater than $35.0 million in the aggregate, such Net Proceeds shall be held by the Administrative Agent in a collateral account, which may include Cash Equivalents, pending application in accordance with the provisions hereof. The members of the Consolidated Group will account for amounts delivered over to them and the uses to which the proceeds are put and make payments as may be required in accordance with the provisions hereof.

            (iii)  Debt Transactions.  The Loans shall be prepaid as hereafter
                   -----------------
     provided in an amount equal to one hundred percent (100%) of the Net Proceeds received from any Debt Transaction; provided that if the Interim
                                                  --------
     Loan shall be outstanding, the Net Proceeds of the Take-out Securities shall be applied first to repay all outstanding amounts thereof.

            (iv) Equity Transactions.  The Loans shall be prepaid as hereafter
                 -------------------
     provided in an amount equal to (i) one hundred percent (100%) of the Net Proceeds received from any Equity Transaction until the Asset Sale Loan is paid in full, and (ii) fifty percent (50%) of such Net Proceeds after the Asset Sale Loan is paid in full; provided that if the Interim Loan shall be
                                      --------
     outstanding, such Net Proceeds shall be applied first to repay all outstanding amounts thereof.

            (v) Excess Cash Flow.  Not later than ninety-five (95) days after
                ----------------
     the end of each fiscal year of the Borrower commencing with the fiscal year ended December 31, 2001, the Loans shall be prepaid as hereafter provided in an amount equal to 75% (50% after the Asset Sale Loan has been repaid in full) of Excess Cash Flow for such fiscal year when the Consolidated Total Leverage Ratio at the end of such fiscal year is equal to or greater than 3.25:1.0 (as evidenced in an Officers' Certificate delivered to the Administrative Agent and the Lenders).

     (c)  Application.
          -----------

            (i) Voluntary Prepayments.  Voluntary prepayments on the Revolving
                ---------------------
     Obligations shall be applied as specified by the Borrower in minimum principal amounts of $1,000,000 without premium or penalty. Voluntary prepayments on the Asset Sale Loan or the Term Loans shall be applied first to the Asset Sale Loan until paid in full, and thereafter, ratably to the Tranche A Term Loan and the Tranche B Term Loan (based on the aggregate principal amount of Term Loans then outstanding) until paid in full, and thereafter, to the Revolving Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts applied to the Revolving Obligations pursuant to this Section 3.3(c)(i)). Any payment to (x) the Tranche A Term Loan shall be applied ratably to the remaining scheduled principal amortization payments thereunder, and (y) the Tranche B Term Loan shall be applied ratably to the remaining scheduled principal amortization payments in respect thereof first among the last four (4) quarterly installments thereof as set forth in Sections 2.4(e) and (f) respectively and second to the remaining installments in inverse order of maturity. Within the parameters of the applications set forth above, voluntary prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans and Quoted Rate Swingline Loans in direct order of Interest Period maturities.

          (ii)  Mandatory Prepayments.
                ---------------------

          (A) Prepayments in Respect of Asset Dispositions.  Mandatory
              --------------------------------------------
prepayments made under subsection (b)(ii)(A) in respect of Approved Asset Dispositions shall be applied first to the Asset Sale Loan until paid in full, and thereafter, ratably to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to the remaining scheduled principal amortization installments thereof) until paid in full, and thereafter, to the Revolving Obligations (with a corresponding permanent reduction in the Revolving Committed Amount in an amount equal to all amounts applied to the Revolving Obligations pursuant to this Section 3.3(c)(ii)(A)). Mandatory prepayments made under subsection (b)(ii)(B) in respect of other Asset Dispositions shall be applied first to the Asset Sale Loan until paid in full, then shall be applied ratably to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to the remaining principal amortization installments thereof) until paid in full, and thereafter ratably to the remaining Obligations hereunder (based, in the case of the Revolving Obligations, on the Revolving Commitments, and with a corresponding permanent reduction in the Revolving Committed Amount in an amount equal to all such amounts applied to the Revolving Obligations pursuant to this
Section 3.3(c)(ii)(A)). Within the parameters of the applications set forth above, mandatory prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans and Quoted Rate Swingline Loans in direct order of Interest Period maturities.

          (B) Prepayments in Respect of Debt Transactions, Equity Transactions
              ----------------------------------------------------------------
or Excess Cash Flow.  Mandatory prepayments made under subsection (b)(iii) in
-------------------
respect of Debt Transactions, under subsection (b)(iv) in respect of Equity Transactions or under subsection (b)(v) in respect of Excess Cash Flow shall be applied first to the Asset Sale Loan until paid in full, and thereafter, ratably to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to the remaining principal amortization installments thereof) until paid in full, and thereafter, to the Revolving Obligations (with a corresponding permanent reduction in the Revolving Committed Amount in an amount equal to all amounts applied to the Revolving Obligations pursuant to this Section 3.3(c)(ii)(B)). Within the parameters of the applications set forth above, mandatory prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans and Quoted Rate Swingline Loans in direct order of Interest Period maturities.

          (iii)  Availability.  Amounts prepaid on the Revolving Obligations
                 ------------
     may, subject to the terms and conditions hereof, be reborrowed. Amounts prepaid on the Asset Sale Loan and the Term Loans may not be reborrowed.

3.4  Reduction and Termination of Revolving Commitments.
     --------------------------------------------------

     (a)  Voluntary Reduction of Revolving Commitments.  The Revolving
          --------------------------------------------
Commitments may be terminated or permanently reduced in whole or in part upon three (3) Business Days' prior written notice to the Administrative Agent, provided that (i) after giving effect to any voluntary reduction the aggregate
--------
amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced, and (ii) partial reductions shall be in a minimum principal amount of $5.0 million, and in integral multiples of $1.0 million in excess thereof.

     (b)  Mandatory Reduction of Revolving Commitments.  On any date that the
          --------------------------------------------
Revolving Obligations are required to be prepaid pursuant to the terms of
Section 3.3(b), the Revolving Commitments automatically shall be permanently reduced by the amount of such required prepayment. In addition, for each fiscal year of the Borrower set forth below the Aggregate Revolving Committed Amount shall not exceed:

Fiscal Year 2001                                         $250,000,000
Fiscal Year 2002                                         $250,000,000
Fiscal Year 2003                                         $250,000,000
Fiscal Year 2004                                         $225,000,000
Fiscal Year 2005 and thereafter                          $200,000,000

     (c)  Termination of Revolving Commitments.  The Revolving Commitments
          ------------------------------------
hereunder shall terminate on the Revolving Commitment Termination Date.

3.5  Fees.
     ----

     (a)  Commitment Fee.  In consideration of the Revolving Commitments,
          --------------
hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders a commitment fee (the "Commitment Fee")
                                                                --------------
for the period from the Closing Date to the Revolving Commitment Termination Date equal to the Applicable Percentage per annum on the actual daily unused amount of the Revolving Committed Amount for the applicable period. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date and on the Revolving Commitment Termination Date. For purposes of computation of the Commitment Fee, Swingline Loans shall not be counted toward or considered usage under the Revolving Committed Amount of any Revolving Lender other than the Swingline Lender.

     (b)  Letter of Credit Fees.
          ---------------------

            (i) Letter of Credit Issuance Fee.  In consideration of the issuance
                -----------------------------
     of standby Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender a fee (the "Letter of Credit Fee") on such Revolving Lender's Revolving Commitment
     ---------------------
     Percentage of the actual daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Revolving Loans which are Eurodollar Loans. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date and on the Revolving Commitment Termination Date.

            (ii) Issuing Lender Fees.  In addition to the Letter of Credit Fee
                 -------------------
     payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee of one-fourth of one percent (0.25%) on the actual daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration and (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").
                         -------------------

     (c)  Administrative Fees.  The Borrower agrees to pay to the Administrative
          -------------------
Agent, for its own account, the fees referred to in the Administrative Agent Fee Letter.

3.6  Capital Adequacy.
     ----------------

     If any Lender has determined that, after the date hereof, the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any law, rule or regulation regarding capital adequacy applicable to such Lender (or its parent holding company or its Applicable Lending Office), or compliance by such Lender (or its parent holding company or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

3.7  Limitation on Eurodollar Loans.
     ------------------------------

     If on or prior to the first day of any Interest Period for any Eurodollar
Loan:

          (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period; then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such

     Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

3.8  Illegality.
     ----------

     Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender (or its Applicable Lending Office) to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower and Administrative Agent thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9  Requirements of Law.
     -------------------

     If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

            (i) shall subject such Lender (or its Applicable Lending Office) to any Taxes (as defined in Section 3.11(a)) with respect to any Eurodollar Loans, its Notes, any Letter of Credit or any Lender's participation therein, any LOC Documents, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than a change in the rate of tax);

            (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

            (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments (including any Letter of Credit or any Lender's participation therein or any LOC Documents); and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or any Letter of Credit or any Lender's participation therein or any LOC Documents or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans or any Letter of Credit or LOC Document, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this
     Section 3.9, the Borrower may, by
     notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it; provided, that in determining whether designating a different Applicable Lending Office would be disadvantageous to such Lender, such Lender shall disregard any economic disadvantage that the Borrower agrees in form and substance satisfactory to such Lender to indemnify and hold such Lender harmless therefrom. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.10  Treatment of Affected Loans.
      ---------------------------

     If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

     If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.11  Taxes.
      -----

     (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and
                                      ---------
the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed in lieu of a tax on net income, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or maintained or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any
 -----
Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) except as provided in Section 3.11(e), the sum payable shall be increased as necessary so that after making all required deductions or withholdings for or on account of Taxes (including deductions or withholdings for or on account of Taxes applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions or withholdings, (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other Governmental Authority in accordance with applicable law, and (iv) within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").
                -----------

     (c) Except as provided in Section 3.11(e), the Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11 for or on account of Taxes or Other Taxes) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code for U.S. federal income tax purposes, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender (including, without limitation, a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 3.17 or 12.3), and from time to time thereafter if (x) a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect or (y) requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which completely eliminates United States withholding tax on all payments hereunder or under any other Credit Documents or certifying that all such payments are effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or Form W-8ECI pursuant to clause (i), (A) a certificate substantially in the form of
Schedule 3.11(d) (any such certificate, a "Section 3.11(d) Certificate") and (B) two accurate and complete original signed copies of Form W-8BEN or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to a complete exemption from United States withholding tax on payments of interest pursuant to this Credit Agreement or any of the other Credit Documents. In addition, if requested in writing by the Borrower or the Administrative Agent, each Lender that is a United States person under Section 7701(a)(30) of the Code for U.S. federal income tax purposes, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender (including, without limitation, a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 3.17 or 12.3), and from time to time thereafter if (C) a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect or (D) requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with two accurate and complete original signed copies of Internal Revenue Service Form W- 9 or any successor form prescribed by the Internal Revenue Service certifying that such Lender is entitled to a complete exemption from United States withholding tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation (or in the official interpretation thereof) enacted or promulgated subsequent to the date on which a form with respect to such Lender originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(c) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is
                      --------  -------
otherwise exempt from United States withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender, at such Lender's expense, to recover such Taxes. In addition, for any period with respect to which a Lender has provided the Borrower and the Administrative Agent with the Internal Revenue Service forms specified in clause (ii) of
Section 3.11(d), such Lender shall not be entitled to indemnification under
Section 3.11(a) or 3.11(c) with respect to Taxes imposed by the United States other than Taxes imposed on interest.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise materially disadvantageous to such Lender; provided, that in
                                                     --------
determining whether changing the jurisdiction of an Applicable Lending Office would be disadvantageous to such Lender, such Lender shall disregard any economic disadvantage that the Borrower agrees in form and substance satisfactory to such Lender to indemnify and hold such Lender harmless from.

     (g) If any Lender determines that it has actually received or realized any refund of tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding, or payment of any additional amount, by the Borrower pursuant to Section 3.9 or 3.11, such Lender shall reimburse the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was actually obtained by the Lender as a consequence of such refund, reduction, credit or recovery; provided, that nothing in this paragraph (g) shall require
                    --------
any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

     (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.12  Compensation.
      ------------

     Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.2) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

     With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Without prejudice to the survival of any other agreement of the Borrower hereunder, the covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.13  Pro Rata Treatment.
      ------------------

     Except to the extent otherwise provided herein:

          (a)  Loans.  Each Revolving Loan advance, each payment or prepayment
               -----
     of principal of any Revolving Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Commitment Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Revolving Loan (other than Swingline Loans) shall be allocated pro rata
                                                                    --------
     among the Revolving Lenders in accordance with the respective Revolving Commitment Percentages. Each Asset Sale Loan advance, each payment or prepayment of principal on the Asset Sale Loan, each payment of interest on the Asset Sale Loan and each conversion or extension of any Loan comprising the Asset Sale Loan shall be allocated pro rata among the Asset Sale
                                            --------
     Lenders in accordance with the respective principal amounts of their respective Asset Sale Loan Commitment Percentages. Each Tranche A Term Loan advance, each payment or prepayment of principal on the Tranche A Term Loan, each payment of interest on the Tranche A Term Loan and each conversion or extension of any Loan comprising the Tranche A Term Loan shall be allocated pro rata among the Tranche A Term Lenders in accordance
                        --------
     with the respective principal amounts of their respective Tranche A Term Loan Commitment Percentages. Each Tranche B Term Loan advance, each payment or prepayment of principal on the Tranche B Term Loan, each payment of interest on the Tranche B Term Loan and each conversion or extension of any Loan comprising the Tranche B Term Loan shall be allocated pro rata
                                                                    --------
     among the Tranche B Term Lenders in accordance with the respective principal amounts of their respective Tranche B Term Loan Commitment Percentages.

          (b)  Advances.  No Lender shall be responsible for the failure or
               --------
     delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to
                          --------  -------
     fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

3.14  Sharing of Payments.
      -------------------

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for
                                  --------
in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

3.15  Payments, Computations, Etc.
      ---------------------------

     (a)  Generally.  Except as otherwise specifically provided herein, all
          ---------
payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in
Schedule 2.1 not later than 11:00 A.M. (Charlotte, North Carolina time) on the
------------
date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 11:00 A.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     (b)  Allocation of Payments After Event of Default.  Notwithstanding any
          ---------------------------------------------
other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Credit Documents in connection therewith) shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the collateral agent incurred in connection with the execution of its duties as collateral agent in exercising or attempting to exercise rights and remedies in respect of the collateral and all protective advances made with respect thereto;

          SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights and remedies of the Lenders under the Credit Documents and any protective advances made with respect thereto;

          THIRD, to payment of any fees owed to the Administrative Agent hereunder;

          FOURTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders hereunder in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

          FIFTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

          SIXTH, to the payment of the outstanding principal amount of the Obligations hereunder (including the payment or cash collateralization of the outstanding LOC Obligations);

          SEVENTH, to all other Obligations hereunder and other obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

          EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) except as otherwise provided, the Lenders shall receive amounts ratably in accordance with their respective pro rata share
                                                            --------
(based on the proportion that the then outstanding Obligations held by such Lenders bears to the aggregate amount of Obligations then outstanding) of amounts available to be applied pursuant to clauses "FOURTH," "FIFTH," "SIXTH" and "SEVENTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "SIXTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and
(B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

3.16  Evidence of Debt.
      ----------------

     (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

     (b)  The Administrative Agent shall maintain the Register pursuant to
Section 12.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

     (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the
          --------  -------
Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans and other obligations owing to such Lender.

3.17  Replacement of Lenders.
      ----------------------

     Borrower shall have the right, if no Default then exists, to replace any Lender (the "Replaced Lender") with one or more other Eligible Assignees
             ---------------
reasonably acceptable to Lead Arrangers (collectively, the "Replacement Lender")
                                                            ------------------
if such Lender is charging Borrower increased costs pursuant to Section 3.9 or
3.11 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making Eurodollar Loans as provided in Section 3.8 when other Lenders are generally able to do so; provided, however, that (i) at
                                                --------  -------
the time of any replacement pursuant to this Section 3.17, the Replacement Lender shall enter into one or more assignment agreements in accordance with
Section 12.3 (and with all fees payable pursuant to Section 12.3 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case LOC Commitments by, the Replaced Lender and, in connection therewith, shall pay to
(x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.5, and (y) the Issuing Lender, an amount equal to such Replaced Lender's Revolving Commitment Percentage of a participation in any LOC Obligations (which at such time remains a LOC Obligation) to the extent such amount was not theretofore purchased by such Replaced Lender pursuant to Section 2.6(d), and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section 3.12 if Borrower were prepaying a Eurodollar Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Credit Agreement, which shall survive as to such Replaced Lender.

                                   SECTION 4


                            [INTENTIONALLY OMITTED]

                                    SECTION 5


                                   CONDITIONS

5.1  Closing Conditions.
     ------------------

     The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in each case in form and substance acceptable to the Lenders, unless otherwise specified):

          (a)  Executed Credit Documents.  Receipt by the Administrative Agent
               -------------------------
     of multiple counterparts of the Credit Documents (other than the Notes of which there shall only be one original), including but not limited to the Guaranty Agreement (a form of which is attached hereto on Schedule 5.1(a)) and all documentation necessary and appropriate to convey a valid and perfected first-priority security interest in the Collateral, as more specifically enumerated in Section 5.1(r) hereof, each duly executed by an appropriate officer of the parties thereto.

          (b)  Financial Information.  Receipt of such financial information
               ---------------------
     regarding the Borrower and its Subsidiaries as may be requested by, and in each case in form and substance satisfactory to, the Administrative Agent and the Lenders, including, to the extent available, any of the information otherwise required to be delivered pursuant to Section 8.1, including
     Section 8.1(h).

          (c)  Senior Notes.  Receipt by the Administrative Agent of evidence
               ------------
     that the Borrower shall have received gross proceeds from (i) the sale of the Senior Notes in an aggregate principal amount of at least $600.0 million or (ii) the draw down of the Interim Loan in an aggregate principal amount of at least $400.0 million. The Lead Arrangers shall have received a copy, certified by an Executive Officer of the Borrower as true and complete, of the indenture or credit agreement, as the case may be, or other governing instrument relating thereto, as originally executed and delivered, together with all exhibits and schedules thereto. The indenture or credit agreement, as the case may be, or other governing instrument relating to the Senior Notes or Interim Loan shall be in form and substance, and on terms and conditions, satisfactory to the Lead Arrangers.

          (d)  Equity Issuance.  The Borrower shall have issued approximately
               ---------------
     36.3 million shares of its common stock in partial consideration for the Quorum Acquisition as set forth in the Merger Agreement pursuant to documentation reasonably satisfactory to the Lead Arrangers.

          (e)  Corporate Documents.  Receipt by the Administrative Agent of the
               -------------------
     following:

                 (i) Charter Documents.  Copies of the articles or certificates
                     -----------------
          of incorporation or other charter documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                 (ii) Bylaws.  A copy of the bylaws of the Borrower certified by
                      ------
          a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                 (iii)  Resolutions.  Copies of resolutions of the Board of
                        -----------
          Directors of the Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower to be true and correct and in force and effect as of the Closing Date.

                 (iv) Good Standing.  Copies of (A) certificates of good
                      -------------
          standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                 (v) Incumbency.  An incumbency certificate of the Borrower
                     ----------
          certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                 (vi) Solvency.  A certificate on behalf of the Borrower from
                      --------
          the chief financial officer of the Borrower and in form and substance reasonably satisfactory to the Administrative Agent with respect to the solvency (on a consolidated basis) of each Credit Party immediately after the consummation of the Transactions.

                 (vii)  Corporate Structure.  Receipt by the Administrative
                        -------------------
          Agent of the corporate capital and ownership structure of the members of the Consolidated Group.

                 (viii)  Merger.  Immediately prior to the making of the initial
                         ------
          Loans, THH shall have merged with and into THI.

          (f)  Opinions of Counsel.  The Administrative Agent shall have
               -------------------
     received opinions of counsel in form and substance satisfactory to the Lead Arrangers, including, without limitation, an opinion of local counsel substantially in the form of Schedule 5.1(f) hereto, in each jurisdiction
                                  ---------------
     where the Collateral is located.

          (g)  Transaction Filings.  Receipt of such copies, certified by the
               -------------------
     Borrower, of all filings made with any Governmental Authority in connection with the Transactions as may be requested by the Lead Arrangers.

          (h)  Compliance with Law, Etc.  The Transactions and the financing
               ------------------------
     therefor shall be in compliance with all laws and regulations in all material respects and no law or regulation shall be applicable in the reasonable judgment of the Lead Arrangers that restrains, prevents or imposes material adverse conditions upon the Transactions or the financing thereof, including this Credit Agreement. All requisite governmental authorities and material third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of the Lead Arrangers) and all such approvals shall be in full force and effect, all applicable waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome or materially adverse conditions on any of the Transactions.

          (i)  Quorum Acquisition. Substantially concurrently with the making of
               ------------------
     the initial Loans, the Quorum Acquisition shall have been consummated in all material respects in accordance with the terms of the Merger Agreement (without the waiver or amendment of any material condition unless consented to by the Lead Arrangers and the Lenders). Each of the parties to the Merger Agreement shall have complied in all material respects with the covenants set forth therein to be complied with by it on or prior to the Closing Date (without the waiver or amendment of any of the material terms thereof unless consented to by the Lead Arrangers).

          (j)  Refinancing. Simultaneously with the making of the initial Loans,
               -----------
     the Borrower shall have effected the Refinancing on terms and conditions and pursuant to documentation reasonably satisfactory to the Lead Arrangers. All liens in respect to the Existing Indebtedness (excluding capital leases and other currently secured debt permitted to remain outstanding) shall have been released and the Lead Arrangers shall have received evidence thereof satisfactory to the Lead Arrangers (or arrangements for such release reasonably satisfactory to the Lead Arrangers shall have been made) and a "payoff" letter or letters reasonably satisfactory to the Lead Arrangers with respect to such Existing Indebtedness.

          (k)  Indebtedness.  After giving effect to the Transactions, the
               ------------
     Borrower and its subsidiaries shall have outstanding no indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) other than the Loans, the Senior Notes or the Interim Loan, $325.0 million aggregate principal amount outstanding with respect to the Senior Subordinated Notes, Indebtedness referred to in Section 5.1(p) and any Indebtedness set forth on Schedule 9.1 and such other debt or preferred stock as is reasonably acceptable to the Lead Arrangers.

          (l)  Material Adverse Change.  There shall not have occurred or become
               -----------------------
     known any material adverse change or any condition or event that could reasonably be expected to result in a material adverse change in the business, operations, financial condition, liabilities (contingent or otherwise) or prospects (each, a "Material Adverse Change") of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transactions) since December 31, 1999.

          (m)  Funded Debt to EBITDA Ratio.  The Lead Arrangers shall have
               ---------------------------
     received reasonably satisfactory evidence (including satisfactory supporting schedules and other data) that the ratio on a Pro Forma Basis of Consolidated Total Funded Debt to Consolidated EBITDA of the Borrower and its Subsidiaries calculated in a manner reasonably acceptable to the Lead Arrangers and after giving effect to the Transactions for the trailing four
     (4) quarters ended immediately prior to the Closing Date was not greater than 4.25:1.0.

          (n)  Litigation.  There shall not exist (i) any order, decree,
               ----------
     judgment, ruling or injunction which restrains, or seeks to restrain or to obtain damages as a result of, the consummation of the Transactions or (ii) any pending or threatened action, suit, investigation or proceeding against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

          (o)  No Conflicts.  The consummation of the Transactions shall not
               ------------
     violate, conflict with or result in a breach of, or constitute a default under (or result in an event which, with notice or lapse of time or both, would constitute a default under) any note, bond, mortgage, indenture, deed of trust, concession, lease, contract or other instrument, obligation or agreement to which the Borrower of any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective assets may be bound or affected.

          (p)  QHGI Notes Redemption.  Irrevocable notice of the optional
               ---------------------
     redemption, within 60 days of the Closing Date, of the 8 3/4% Senior Subordinated Notes due 2005 of Quorum Health Group Inc. shall have been mailed to holders of such notes and an amount of cash or U.S. government securities shall have been deposited with the trustee thereto sufficient to repay all principal, interest and premium in such notes through the redemption date therefor.

          (q)  Fees and Expenses.  Payment by the Credit Parties of all fees and
               -----------------
     expenses owed by them to the Lenders and the Administrative Agent, including, the reasonable fees and expenses of counsel to the Lead Arrangers.

          (r)  Collateral Documents.
               --------------------

                  (1) Each of the (i) Borrower Security Agreement, (ii) Guarantor Security Agreement, (iii) Borrower Pledge Agreement, and
          (iv) Guarantor Pledge Agreement shall have been duly executed by the Credit Parties party thereto and shall have been delivered to the Administrative Agent and shall be in full force and effect on such date and all certificates, agreements or instruments representing or evidencing the Pledged Collateral (as defined in the Borrower Pledge Agreement and Guarantor Pledge Agreement, as applicable), accompanied by instruments of transfer and/or stock powers endorsed in blank, shall have been delivered to the Administrative Agent.

                  (2) The Administrative Agent shall have received Mortgages with respect to each of the Mortgaged Properties (other than the Mortgaged Properties described on Schedule 8.15(a)) and such Mortgages
                                            ----------------
          shall be in full force and effect on such date, together with each document required by law or requested by the Administrative Agent to be filed, registered or recorded or delivered to the Administrative Agent in order to create in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Mortgages) a valid, legal and perfected first-priority grant of, security interest in and Lien on each of such Mortgaged Properties.

                  (3) The Borrower and each of the other Credit Parties shall have authorized, executed and/or delivered or caused to be delivered each of the following to the Administrative Agent:

                       (i) UCC financing statements (Form UCC-1 or UCC-2, as
               appropriate) in appropriate form for filing under the UCC and any other applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Collateral Documents;

                       (ii) certified copies of Requests for Information (Form
               UCC-11), tax lien and judgment lien searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Borrower or any other Credit Party as debtor and that are filed in those state and county jurisdictions in which any of the Property of the Borrower or any other Credit Party is located and the state and county jurisdictions in which the Borrower's or any Credit Party's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents other than those encumbrances which constitute Permitted Collateral Liens (as defined in the applicable Collateral Document);

                       (iii) delivery of such other security and other documents including, without limitation, consents of counterparties to contracts and leases, and the taking of all actions as may be necessary or, in the opinion of the Administrative Agent, desirable, to perfect the Liens created, or purported to be created, by the Borrower Security Agreement and the Guarantor Security Agreement;

                       (iv) with respect to each real property, the appropriate
               Credit Party shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all environmental real property disclosure requirements as applicable to such real property, including the use of forms provided by state, local or foreign agencies, where such forms exist;

                       (v) with respect to each of the Mortgages (other than the
               Mortgages described in Section 8.15(a)), a policy (or commitment
                                      ---------------
               to issue a policy) of title insurance issued by a title insurance company acceptable to the Administrative Agent insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Properties and fixtures described therein in an amount not less than 100% of the fair market value thereof, which policy (or commitment) shall (w) be issued by the title insurance company, (x) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies
                                                                ---
               which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and (y) have been supplemented by such endorsements, provided that such endorsements are available, as shall be reasonably requested by the Administrative Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, public road access, survey, variable rate and so-called comprehensive coverage over covenants and restrictions) and (z) contain no exceptions to title other than exceptions for the Prior Liens (as defined in the applicable Mortgage) acceptable to the Administrative Agent;

                       (vi) with respect to each of the Mortgaged Properties
               (other than the Mortgaged Properties described on Schedule
                                                                 --------
               8.15(g)), a survey, sufficient to cause the title insurance
               -------
               company to remove or limit the survey and unrecorded easement exceptions from the title insurance policy (or commitment) and issue so-called comprehensive coverage with respect to each such Mortgaged Properties to the extent such so-called comprehensive coverage is available in the applicable jurisdiction;

                       (vii) with respect to each of the Mortgaged Properties (other than the Mortgaged Properties described on Schedule
                                                                 --------
               8.15(a)), such affidavits, certificates, information (including
               -------
               financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the title insurance company to issue the policy or policies (or commitment or commitments) and endorsements contemplated in subparagraph (v) above; and

                       (viii) evidence acceptable to the Administrative Agent of payment by the Credit Parties of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages described in Section 5.1(r)(2) and issuance of the title
                            -----------------
               insurance policies referred to in subparagraph (v) above.

                  (4) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
          Section 8.6 hereof and the
          applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

          (s)  Other.  Receipt by the Lenders of such other documents,
               -----
     instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities, corporate structure and management of the Borrower and Quorum and their respective Subsidiaries.

5.2  Conditions to All Extensions of Credit.
     --------------------------------------

     The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties made by the Borrower herein or by the Credit Parties in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of the date of such extension or such request, as applicable (except for those which expressly relate to an earlier date).

          (b)  No Default or Event of Default.  No Default or Event of Default
               ------------------------------
     shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date and the application of the proceeds thereof unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

          (c)  Involuntary Bankruptcy or Insolvency.  There shall not have been
               ------------------------------------
     commenced against any of the Credit Parties an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and shall remain undismissed, undischarged or unbonded.

          (d)  No Material Adverse Effect.  No circumstances, events or
               --------------------------
     conditions shall have occurred since December 31, 2000 which could reasonably be expected to have a Material Adverse Effect.

          (e)  Additional Conditions to Revolving Loans.  If a Revolving Loan is
               ----------------------------------------
     requested pursuant to Sections 2.1 and 2.2, all conditions set forth therein shall have been satisfied.

          (f)  Additional Conditions to Letters of Credit.  If the issuance of a
               ------------------------------------------
     Letter of Credit is requested pursuant to Sections 2.1 and 2.2, all conditions set forth therein with respect to the issuance of a Letter of Credit shall have been satisfied.

          (g)  Additional Conditions to Swingline Loans.  If a Swingline Loan is
               ----------------------------------------
     requested pursuant to Sections 2.1 and 2.2, all conditions set forth therein with respect to Swingline Loans shall have been satisfied.

          (h)  Additional Conditions to Asset Sale Loan Advance.  If an Asset
               ------------------------------------------------
     Sale Loan advance is requested pursuant to Sections 2.1 and 2.2, all conditions set forth therein with respect to Asset Sale Loans shall have been satisfied.

          (i)  Additional Conditions to Term Loan Advance.  If a Term Loan
               ------------------------------------------
     advance is requested pursuant to Sections 2.1 and 2.2, all conditions set forth therein with respect to Term Loan advances shall have been satisfied.

     Each request for an Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b), (c) and (d), and in (e), (f), (g), (h) and (i), as applicable, of this subsection have been satisfied.

                                    SECTION 6


                                   [RESERVED]

                                    SECTION 7


                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to make the Extensions of Credit hereunder to the Borrower, the Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

7.1  Financial Condition.
     -------------------

     Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition (including disclosure of all material liabilities, contingent or otherwise) and results of operations of the Persons and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes:

            (i) audited combined balance sheet for the net assets and operations of the Borrower and its consolidated

     Subsidiaries dated as of December 31, 1998 and audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries dated as of December 31, 1999 and December 31, 2000, together, in each case, with related audited statements of income and cash flows certified by Ernst & Young LLP, certified public accountants;

            (ii) audited consolidated balance sheets of Quorum and its consolidated Subsidiaries dated as of June 30, 1998, June 30, 1999 and June 30, 2000, together with related audited statements of income and cash flows certified by Ernst & Young LLP, certified public accountants;

            (iii) company-prepared consolidated balance sheets for Quorum and its consolidated Subsidiaries, dated as of December 31, 2000, together with related consolidated statements of income and cash flows; and

            (iv) after the Closing Date, the annual and quarterly financial statements provided in accordance with Sections 8.1(a) and (b).

7.2  No Changes or Restricted Payments.
     ---------------------------------

     Since the date of the most-recent annual audited financial statements referenced in Section 7.1(i) or (ii) hereof,

            (i) for the period to the Closing Date, except as previously disclosed in writing to the Administrative Agent and the Lenders, (A) there have been no material sales, transfers or other dispositions of any material part of the business or property of the members of the Consolidated Group, nor have there been any material purchases or other acquisitions of any business or property (including the capital stock of any other person) by the members of the Consolidated Group, which are not reflected in the company-prepared quarterly financial statements referenced in Section 7.1(iii), and (B) no Restricted Payments have been declared or paid by members of the Consolidated Group; and

            (ii) there has been no circumstance, development or event which has had or could reasonably be expected to have a Material Adverse Effect.

7.3  Organization; Existence; Compliance with Law.
     --------------------------------------------

     Each of the members of the Consolidated Group (a) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary organizational power and authority, and the legal right to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing has not had and could not have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith has not had and could not be reasonably expected to have a Material Adverse Effect.

7.4  Power; Authorization; Enforceable Obligations.
     ---------------------------------------------

     Each of the Credit Parties has the corporate or other necessary organizational power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents).

     Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

7.5  No Legal Bar.
     ------------

     The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which has had or could reasonably be expected to have a Material Adverse Effect.

7.6  No Material Litigation and Disputes.
     -----------------------------------

     (a) No unsealed litigation or, to the best knowledge of the Credit Parties, claims, investigation, sealed litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or (b) if adversely determined, could, after giving effect to any applicable insurance and the obligations of HCA under the Tax Sharing Agreement, reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 7.6 is a
                                                             ------------
summary of all claims, litigation, investigations and proceedings pending or threatened by or against the members of the Consolidated Group or against any of their respective properties or revenues known to the Credit Parties, and none of such actions, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

     (b) No default exists, nor, to the best knowledge of the Credit Parties, is any such default asserted under any Contractual Obligations to which any members of the Consolidated Group are party which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

7.7  No Defaults.
     -----------

     No Default or Event of Default has occurred and is continuing.

7.8  Ownership and Operation of Property.
     -----------------------------------

     Each of the members of the Consolidated Group (i) has good title to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien, except for (a) with respect to any of its Property, whether now owned or after acquired, that constitutes Collateral, Permitted Collateral Liens (as defined in the applicable Collateral Documents) and (b) with respect to any of its Property, whether now owned or after acquired, that does not constitute Collateral, Permitted Liens, and (ii) has obtained all material licenses, permits, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of its Property and to the conduct of its business, which are material to the Consolidated Group taken as a whole.

7.9  Intellectual Property.
     ---------------------

     Each of the members of the Consolidated Group owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, patents, technology, know-how, processes and other intellectual property, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal
----------------------
right to use have not had and could not be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 7.9 is a list of Intellectual
                                       ------------
Property owned or used by members of the Consolidated Group. Except as provided on the foregoing Schedule, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, have not had and could not be reasonably expected to have a Material Adverse Effect.

7.10  No Burdensome Restrictions.
      --------------------------

     No Requirement of Law or Contractual Obligation of the members of the Consolidated Group has had or could be reasonably expected to have a Material Adverse Effect.

7.11  Taxes.
      -----

     Each of the members of the Consolidated Group has filed or caused to be filed all income tax returns (federal, state, local and foreign) and all other material tax returns which are required to be filed and has paid (i) all amounts shown therein to be due (including interest and penalties) and (ii) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing, except for such taxes which are not yet delinquent or as are being contested in good faith by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP. No tax claim or assessment has been asserted in writing against members of the Consolidated Group which has had or, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

7.12  ERISA
      -----

      Except as has not had and could not reasonably be expected to have a Material Adverse Effect:

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of
     Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (e) No member of the Consolidated Group nor any ERISA Affiliates has any liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

          (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 12.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

7.13  Governmental Regulations, Etc.
      -----------------------------

     (a) No part of the proceeds of the Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any other securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation
U. No indebtedness being reduced or retired out of the proceeds of the Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act, or regulations issued pursuant thereto, or Regulation T, U or X.

     (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is
(i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (c) No director, executive officer or principal shareholder of any member of the Consolidated Group is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director," "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

7.14  Subsidiaries.
      ------------

     Set forth on Schedule 7.14 are all the Subsidiaries of the Borrower,
                  -------------
including the jurisdiction of organization, classes of Capital Stock or other equity interests (including options, warrants, rights of subscription, conversion and exchangeability and other similar rights) and ownership and ownership percentages thereof. The outstanding shares of Capital Stock shown have been validly issued, fully paid and are non-assessable and owned free of Liens other than Permitted Liens. The foregoing shares of Capital Stock and equity interests are not the subject of buy-sell, voting trust or other shareholder agreement except as identified on Schedule 7.14.
                                              -------------

7.15  Purpose of Extensions of Credit.
      -------------------------------

     The Term Loans and Asset Sale Loan will be used to finance the Quorum Acquisition, the Refinancing and to pay related fees and expenses of the Transactions. The Revolving Loans will be used for the purposes identified in the previous sentence and to finance working capital and other general corporate purposes.

7.16  Environmental Matters.
      ---------------------

     Except as has not had and could not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Consolidated Group:

          (a) All of the facilities and properties owned, leased or operated by any member of the Consolidated Group (the "Subject Properties") and all of
                                                ------------------
     the Consolidated Group's respective operations at the Subject Properties (the "Businesses") are in compliance with all applicable Environmental
           ----------
     Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the Businesses.

          (b) None of the Subject Properties contains any Materials of Environmental Concern at, on or under the Subject Properties in amounts or concentrations that constitute a violation of, or could give rise to liability under, Environmental Laws.

          (c) Materials of Environmental Concern have not been generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, or transported from the Subject Properties to or disposed of at any other location, by or on behalf of any members of the Consolidated Group in violation of any Environmental Law.

          (d) No member of the Consolidated Group has (i) received any written notice of any judicial proceeding or administrative action that is pending or threatened under any Environmental Law with respect to any member of the Consolidated Group, the Subject Properties or the Businesses; (ii) entered into or been subject to any consent decrees or other decrees, consent orders, administrative orders or compliance orders, or other administrative or judicial requirements that remain outstanding under any Environmental Law; or (iii) been subject to any governmental enforcement action under any Environmental Laws with respect to the Subject Properties or any off-site waste disposal site.

          (e) There has been no release of Materials of Environmental Concern at or from the Subject Properties, or arising from or related to the operations of any member of the Consolidated Group in connection with the Subject Properties or the Businesses.

7.17  Reserved.
      --------

7.18  No Material Misstatements.
      -------------------------

      None of (i) the information contained in the confidential information memorandum, or (ii) any other information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of any member of the Consolidated Group to the Administrative Agent or any Lender in connection with the negotiation of the Credit Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not materially misleading, provided that
                                                                 --------
to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, THH represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

7.19  Labor Matters.
      -------------

      Except as set forth in Schedule 7.19,
                             -------------

            (i) there are no strikes or lockouts against any members of the Consolidated Group pending or, to the best knowledge of the Credit Parties, threatened which could reasonably be expected to have a Material Adverse Effect;

            (ii) the hours worked by and payments made to employees of the Consolidated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any case where a Material Adverse Effect has occurred or could reasonably be expected to occur as a result of the violation thereof;

            (iii) as of the date hereof, all payments due from members of the Consolidated Group, or for which any claim may be made against a member of the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the respective members of the Consolidated Group; and

            (iv) as of the date hereof, none of the members of the Consolidated Group is party to a collective bargaining agreement.

7.20  Security Documents.
      ------------------

     (a)  Borrower Security Agreement.  The Borrower Security Agreement is
          ---------------------------
effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations (as defined in the Borrower Security Agreement), a legal, valid and enforceable security interest in the Collateral (as defined in the Borrower Security Agreement) owned by the Borrower and, when financing statements in appropriate form are filed in the offices for the locations in Schedule 4(d) and Schedule 3 to the Borrower Security Agreement, the Borrower Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral that may be perfected by filing, recording or registering a financing statement under the Uniform Commercial Code as in effect, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Collateral Liens (as defined therein).

     (b)  Guarantor Security Agreement.  The Guarantor Security Agreement is
          ----------------------------
effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations (as defined in the Guarantor Security Agreement), a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantor Security Agreement) owned by the Guarantors and, when financing statements in appropriate form are filed in the offices for the locations in Schedule 4(d) and Schedule 3, the Guarantor Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the Guarantors in such Collateral that may be perfected by filing, recording or registering a financing statement under the Uniform Commercial Code as in effect, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Collateral Liens (as defined therein).

     (c)  Borrower Pledge Agreement.  The Borrower Pledge Agreement is effective
          -------------------------
to create in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations (as defined in the Borrower Pledge Agreement), a legal, valid and enforceable security interest in the Collateral (as defined in the Borrower Pledge Agreement) and, when such Collateral is delivered to the Administrative Agent, the Borrower Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral, in each case prior and superior in right to any other Lien.

     (d)  Guarantor Pledge Agreement.  The Guarantor Pledge Agreement is
          --------------------------
effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations (as defined in the Guarantor Pledge Agreement), a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantor Pledge Agreement) and, when such Collateral is delivered to the

Administrative Agent, the Guarantor Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Lien.

     (e)  Intellectual Property.
          ---------------------

            (i) The Borrower Security Agreement together with the Notice of Grant of Security Interest in Trademarks and the Notice of Grant of Security Interest in Patents when filed with the United States Patent and Trademark Office, and the Notice of Grant of Security Interest in Copyrights filed with the United States Copyright Office will create a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in all Patents and Patent Licenses, Trademarks and Trademark Licenses and Copyrights and Copyright Licenses (each as defined in the Borrower Security Agreement) and in which a security interest may be perfected by filing, recording or registration of a Notice in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other person other than Permitted Liens; and

            (ii) The Guarantor Security Agreement together with the Notice of Grant of Security Interest in Trademarks and the Notice of Grant of Security Interest in Patents when filed with the United States Patent and Trademark Office, and the Notice of Grant of Security Interest in Copyrights filed with the United States Copyright Office will create a fully perfected Lien on, and security interest in, all right, title and interest of the Guarantors in all Patents and Patent Licenses, Trademarks and Trademark Licenses and Copyrights and Copyright Licenses (each as defined in the Guarantor Security Agreement) and in which a security interest may be perfected by filing, recording or registration of a Notice in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other person other than Permitted Liens.

     (f)  Mortgages.  The Mortgages are effective to create in favor of the
          ---------
Administrative Agent, for the ratable benefit of the holders of the Secured Obligations identified therein, a legal, valid and enforceable Lien on all of the respective grantors' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are recorded in the appropriate offices and the proper amount of mortgage recording or similar taxes (if any) are paid and when the financing statements are duly filed in the appropriate public records, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors in such Mortgaged Properties and the proceeds thereof, in each case prior and superior to the right of any other Lien other than Permitted Collateral Liens.

7.21  Location of Real Property and Leased Premises.
      ---------------------------------------------

     Set forth on Schedule 7.21(a-1) is a complete and correct list of all of
                  ------------------
the Mortgaged Properties.  Set forth on Schedule 7.21(b) is a list of all
                                        ----------------
locations where any tangible personal property of any member of the Consolidated Group is located, including street address and state where located. Set forth on Schedule 7.21(c) is the jurisdiction of organization, chief executive office and principal place of business of each member of the Consolidated Group.

7.22  Solvency.
      --------

     Immediately after giving effect to the initial Extensions of Credit hereunder, (i) the fair value of the assets of each Credit Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (iii) each Credit Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                                   SECTION 8


                             AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

8.1  Information Covenants.
     ---------------------

     The members of the Consolidated Group will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

          (a)  Annual Financial Statements.  As soon as available, and in any
               ---------------------------
     event within ninety (90) days after the close of each fiscal year of the Consolidated Group, a consolidated balance sheet and income statement of the members of the Consolidated Group as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the members of the Consolidated Group as a going concern or any other material qualifications or exceptions.

          (b)  Quarterly Financial Statements.  As soon as available, and in any
               ------------------------------
     event within forty-five (45) days after the close of each fiscal quarter of the Consolidated Group (other than the fourth fiscal quarter, in which case ninety (90) days after the end thereof) a consolidated balance sheet and income statement of the members of the Consolidated Group as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the members of the Consolidated Group and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Monthly Financial Statements.  As soon as available, and in any
               ----------------------------
     event within thirty (30) days after the end of each month which is not the last month of a fiscal quarter, forty-five (45) days after the end of each month which is the last month of the first three (3) fiscal quarters, and ninety (90) days after the month which is the last month of the fourth fiscal quarter of the Consolidated Group, a summary of operating statistics, including revenues, EBITDA and net income, on a hospital-by-hospital basis certified by an Executive Officer of the Borrower to be true and correct in all material respects to the best of his knowledge.

          (d)  Officer's Certificate.  At the time of delivery of the financial
               ---------------------
     statements provided for in Sections 8.1(a) and 8.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of
     Schedule 8.1(c), (i) demonstrating compliance with the financial covenants
     ---------------
     contained in Section 8.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

          (e)  Annual Business Plan and Budgets.  At least thirty (30) days
               --------------------------------
     prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2001, an annual business plan and budget of the members of the Consolidated Group containing, among other things, pro forma financial statements for the next fiscal year.

          (f)  Compliance with Certain Provisions of the Credit Agreement.
               ----------------------------------------------------------
     Within ninety (90) days after the end of each fiscal year of the Credit Parties, a certificate containing information regarding the amount of all Asset Dispositions, Debt Transactions and Equity Transactions that were made during the prior fiscal year.

          (g)  Accountant's Certificate.  Within the period for delivery of the
               ------------------------
     annual financial statements provided in Section 8.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (h)  Auditor's Reports.  Promptly upon receipt thereof, a copy of any
               -----------------
     other report or "management letter" submitted by independent accountants to any member of the Consolidated Group in connection with any annual, interim or special audit of the books of such Person.

          (i)  Reports.  Promptly upon transmission or receipt thereof, (i)
               -------
     copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any member of the Consolidated Group shall send to its shareholders or to a holder of any Indebtedness owed by any member of the Consolidated Group in its capacity as such a holder and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (j)  Notices.  Upon any Executive Officer of a Credit Party obtaining
               -------
     knowledge thereof, the Credit Parties will give written notice to the Administrative Agent immediately of (i) the occurrence of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any member of the Consolidated Group (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

          (k)  ERISA.  Upon any Executive Officer of a Credit Party obtaining
               -----
     knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five (5) Business
     Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue

     Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (l)  Environmental.
               -------------

            (i) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 7.16 to be untrue, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, soil or groundwater sampling) by a consultant possessing relevant qualifications and skills to undertake such an environmental assessment of the nature and extent of the presence of any Materials of Environmental Concern on any Subject Properties (as defined in Section 7.16) and as to the compliance by any member of the Consolidated Group with Environmental Laws at such Subject Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the members of the Consolidated Group hereby grant to the Administrative Agent and their representatives access to the Subject Properties to reasonably undertake such an assessment (including, where appropriate, soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

            (ii) The members of the Consolidated Group will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on any of the Subject Properties to the extent required to comply with all Environmental Laws and with the orders and directives of all Governmental Authorities issued thereunder to the extent that any failure to comply could reasonably be expected to result in a Material Adverse Effect. However, nothing in this Credit Agreement shall limit any rights of the members of the Consolidated Group under any Environmental Laws or other Requirements of Law to seek to require third parties to conduct, complete, or pay for any investigations, studies, sampling, testing, or remedial, removal, or other actions necessary to address Materials of Environmental Concern on, from or affecting any of the Subject Properties to the extent necessary to comply with all applicable Environmental Laws.

            (iii) Notwithstanding this paragraph 8.1(l), nothing in this Credit Agreement shall prevent the members of the Consolidated Group from exercising any rights to contest or appeal any order or directive issued under Environmental Laws by a Governmental Authority prior to undertaking any investigations, studies, sampling, testing, or remedial, removal, or other actions required thereunder.

          (m)  Additional Patents and Trademarks.  At the time of delivery of
               ---------------------------------
     the financial statements and reports provided for in Section 8.1(a), a report signed by an Executive Officer of the

     Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any member of the Consolidated Group since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any member of the Consolidated Group since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

          (n)  Lien Matters, Casualty and Damage to Collateral.  After actual
               -----------------------------------------------
     knowledge, prompt written notice of (i) the incurrence of any Lien other than a Permitted Collateral Liens (as defined in the Collateral Documents) on, or claim asserted against any of the Collateral, (ii) any casualty event, condemnation or other insured damage to any material portion of the Collateral or the commencement of any proceeding likely to result in a casualty event or condemnation or (iii) the occurrence of any other event which in Borrower's judgment is reasonably likely to materially adversely affect the aggregate value of the Collateral.

          (o)  Other Information.  With reasonable promptness upon any such
               -----------------
     request, such other information regarding the business, properties or financial condition of any member of the Consolidated Group as the Administrative Agent (on behalf of any Lender) or the Required Lenders may reasonably request.

8.2  Preservation of Existence and Franchises.
     ----------------------------------------

     Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 9.4 or Section 9.5, each member of the Consolidated Group will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

8.3  Books and Records.
     -----------------

     Each member of the Consolidated Group will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

8.4  Compliance with Law.
     -------------------

     Each member of the Consolidated Group will comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

8.5  Payment of Taxes and Other Indebtedness.
     ---------------------------------------

     Each member of the Consolidated Group will pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no member of the Consolidated Group shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness (i) which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP or (ii) if the failure to make any such payment (A) would not give rise to an immediate right to foreclose on a Lien securing such amounts and (B) could not have a Material Adverse Effect.

8.6  Insurance.
     ---------

     (a) Each member of the Consolidated Group will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Administrative Agent, for the ratable benefit of the Lenders, shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days' prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any member of the Consolidated Group or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. The present insurance coverage of the members of the Consolidated Group is outlined as to carrier, policy number, expiration date, type and amount on Schedule 8.6.
                                    ------------

     (b) The proceeds from insurance may be held by the Administrative Agent in a collateral account or delivered over to the applicable member of the Consolidated Group, in the discretion of the Administrative Agent. Amounts held in a collateral account will be disbursed to the applicable member of the Consolidated Group on evidence of repair, replacement or reinvestment in the same or similar property. The members of the Consolidated Group will account for amounts delivered over to them and the uses to which the proceeds are put and make payments as may be required hereunder by Section 3.3(b)(ii) or otherwise.

8.7  Maintenance of Property.
     -----------------------

     Each member of the Consolidated Group will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear, obsolescence and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

8.8  Performance of Obligations.
     --------------------------

     Each member of the Consolidated Group will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements and other debt instruments to which it is a party or by which it is bound.

8.9  Use of Proceeds.
     ---------------

     The Borrower will use the proceeds of Extensions of Credit solely for the purposes set forth in Section 7.15.

8.10  Audits/Inspections.
      ------------------

     Upon reasonable notice and during normal business hours, each member of the Consolidated Group will permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect such member's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent or the Lenders and to discuss all such matters with the officers, employees and, subject to the right of the representatives of the Consolidated Group to be present, representatives of such Person (in each case excluding patient medical records and any other material which is confidential pursuant to any Requirement of
Law). The Credit Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower.

8.11  Financial Covenants.
      -------------------

     (a)  Consolidated Net Worth.  At all times after the end of the first
          ----------------------
fiscal quarter to occur after the Closing Date, Consolidated Net Worth shall be not less than the sum of (i) an amount equal to eighty-five percent (85.0%) of the Consolidated Net Worth on June 30, 2001, plus (ii) as of the end of each
                                             ----
fiscal quarter to occur after the Closing Date, an amount equal to fifty percent (50.0%) of Consolidated Net Income (but not less than zero) for such fiscal quarter, such increases to be cumulative, plus (iii) an amount equal to one
                                          ----
hundred percent (100.0%) of net proceeds from Equity Transactions occurring after the Closing Date.

     (b)  Consolidated Senior Leverage Ratio.  As of the end of each fiscal
          ----------------------------------
quarter set forth below, the Consolidated Senior Leverage Ratio shall be not greater than:

Fiscal Quarter Ending
---------------------

June 30, 2001                                   2.40:1.00
September 30, 2001                              2.40:1.00
December 31, 2001                               2.40:1.00
March 31, 2002                                  2.30:1.00
June 30, 2002                                   2.30:1.00

September 30, 2002                              2.30:1.00
December 31, 2002                               2.30:1.00
March 31, 2003                                  2.10:1.00
June 30, 2003                                   2.10:1.00
September 30, 2003                              2.10:1.00
December 31, 2003                               2.10:1.00
March 31, 2004                                  1.90:1.00
June 30, 2004                                   1.90:1.00
September 30, 2004                              1.90:1.00
December 31, 2004                               1.90:1.00
March 31, 2005                                  1.60:1.00
June 30, 2005                                   1.60:1.00
September 30, 2005                              1.60:1.00
December 31, 2005                               1.60:1.00
March 31, 2006 and thereafter                   1.50:1.00

     (c)  Consolidated Total Leverage Ratio.  As of the end of each fiscal
          ---------------------------------
quarter set forth below, the Consolidated Total Leverage Ratio shall be not greater than:

Fiscal Quarter Ending
---------------------

June 30, 2001                                  4.50:1.00
September 30, 2001                             4.50:1.00
December 31, 2001                              4.50:1.00
March 31, 2002                                 4.35:1.00
June 30, 2002                                  4.35:1.00
September 30, 2002                             4.35:1.00
December 31, 2002                              4.35:1.00
March 31, 2003                                 3.85:1.00
June 30, 2003                                  3.85:1.00
September 30, 2003                             3.85:1.00
December 31, 2003                              3.85:1.00
March 31, 2004                                 3.60:1.00
June 30, 2004                                  3.60:1.00
September 30, 2004                             3.60:1.00
December 31, 2004                              3.60:1.00
March 31, 2005 and thereafter                  3.35:1.00

     (d)  Consolidated Fixed Charge Coverage Ratio.  As of the end of each
          ----------------------------------------
fiscal quarter, the Consolidated Fixed Charge Coverage Ratio shall be not less than:

Fiscal Quarter Ending
---------------------

June 30, 2001                                    1.25:1.00
September 30, 2001                               1.25:1.00
December 31, 2001                                1.25:1.00
March 31, 2002                                   1.20:1.00
June 30, 2002                                    1.20:1.00
September 30, 2002                               1.20:1.00
December 31, 2002                                1.20:1.00
March 31, 2003                                   1.10:1.00
June 30, 2003                                    1.10:1.00
September 30, 2003                               1.10:1.00
December 31, 2003                                1.10:1.00
March 31, 2004                                   1.10:1.00
June 30, 2004                                    1.10:1.00
September 30, 2004                               1.10:1.00
December 31, 2004                                1.10:1.00
March 31, 2005                                   1.10:1.00
June 30, 2005                                    1.10:1.00
September 30, 2005                               1.10:1.00
December 31, 2005                                1.10:1.00
March 31, 2006                                   1.10:1.00
June 30, 2006                                    1.10:1.00
September 30, 2006                               1.10:1.00
December 31, 2006                                1.10:1.00
March 31, 2007 and thereafter                    1.00:1.00

     (e)  Consolidated Interest Expense Coverage Ratio.  As of the end of each
          --------------------------------------------
fiscal quarter, the Consolidated Interest Expense Coverage Ratio shall be not less than:

Fiscal Quarter Ending
---------------------

June 30, 2001                                    2.40:1.00
September 30, 2001                               2.40:1.00
December 31, 2001                                2.40:1.00
March 31, 2002                                   2.60:1.00
June 30, 2002                                    2.60:1.00
September 30, 2002                               2.60:1.00
December 31, 2002                                2.60:1.00
March 31, 2003                                   2.80:1.00
June 30, 2003                                    2.80:1.00
September 30, 2003                               2.80:1.00
December 31, 2003                                2.80:1.00
March 31, 2004                                   3.10:1.00

June 30, 2004                                    3.10:1.00
September 30, 2004                               3.10:1.00
December 31, 2004                                3.10:1.00
March 31, 2005                                   3.30:1.00
June 30, 2005                                    3.30:1.00
September 30, 2005                               3.30:1.00
December 31, 2005                                3.30:1.00
March 31, 2006                                   3.60:1.00
June 30, 2006                                    3.60:1.00
September 30, 2006                               3.60:1.00
December 31, 2006                                3.60:1.00
March 31, 2007 and thereafter                    3.75:1.00

     (f)  Capital Expenditures.  Consolidated Capital Expenditures for each
          --------------------
fiscal year set forth below shall not exceed:

Fiscal Year 2001.............................       $350,000,000
Fiscal Year 2002.............................       $325,000,000
Fiscal Year 2003 and thereafter..............       $250,000,000

plus (a) the unused amount available for Consolidated Capital Expenditures under this Section 8.11 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year), (b) the amount of any Net Proceeds from Asset Dispositions permitted to be retained by the Borrower pursuant to Section 3.3(b)(ii)(B) to the extent that the Borrower applies such amount to Consolidated Capital Expenditures within twelve (12) months of the date of such Approved Asset Disposition and (c) the amount of any Consolidated Capital Expenditures which constitute Permitted Acquisitions hereunder.

8.12  Additional Guarantors.
      ---------------------

     As soon as practicable and in any event within thirty (30) days after any Person becomes a direct or indirect Subsidiary of THI, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the Property of such Person and shall (a) if such Person is a Domestic Subsidiary, cause such Person to execute a Guaranty Joinder Agreement in substantially the same form as Schedule 1 to the Guaranty Agreement, (b) if such Person is a Domestic Subsidiary, cause
(i) 100% of the issued and outstanding Capital Stock of such Person owned by any Credit Party to be delivered to the Administrative Agent (together with undated stock powers signed in blank) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Guarantor Pledge Agreement and otherwise in form acceptable to the Administrative Agent and (ii) all of the personal property of such Person to be pledged to the Administrative Agent pursuant to an appropriate security agreement(s) substantially in the form of the Guarantor Security Agreement and otherwise in form acceptable to the Administrative Agent, (c) if such Person is a direct Foreign Subsidiary of a Credit Party, cause 65% (or such greater percentage which would not result in material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Guarantor Pledge Agreement and otherwise in form acceptable to the Administrative Agent and (d) cause such Person to (i) if such Person is a Domestic Subsidiary which has any Eligible Real Property, deliver to the Administrative Agent, with respect to such Eligible Real Property, documents, instruments and other items of the types required to be delivered pursuant to Section 5.5(g) all in form, content and scope reasonably satisfactory to the Administrative Agent and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1 (e), (f), (g), (h),
(i) and (r), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that, notwithstanding anything contrary in this
Section 8.12, the Borrower may, from time to time, designate one or more Controlled Subsidiaries as exempt from the foregoing provisions of this Section
8.12 (each such Subsidiary, an "Exempt Subsidiary") by written notice to the Administrative Agent so long as (i) no Default or Event of Default shall have occurred and be continuing after giving effect to such designation; (ii) the aggregate amount of Indebtedness (other than redeemable capital stock issued in the ordinary course of business (i) that existed prior to the Closing Date or
(ii) in an amount not to exceed $10 million since the Closing Date) of all such Subsidiaries does not exceed $10.0 million at any time outstanding and (iii) as of the date of any such designation, the aggregate assets of all such Subsidiaries do not exceed 16% of the consolidated assets of the Consolidated Group.

8.13  Pledged Assets.
      --------------

     Each Credit Party will cause (i) all of its owned personal property located in the United States, (ii) all of its owned real property located in the United States other than Excluded Property and the Quorum Properties and (iii) to the extent deemed to be material by the Administrative Agent or the Required Lenders, (A) all of its owned real property located outside of the United States other than Excluded Property and (B) all of its leased real property (wherever located) other than Excluded Property, to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure such party's obligations under the Credit Documents pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Collateral Liens (as defined in the applicable Collateral Documents); provided,
                                                                      --------
that in the event the Consolidated Total Leverage Ratio is greater than 4.25:1.00 as of the end of two consecutive fiscal quarters, the Quorum Properties will not be excepted from the foregoing provisions of this Section
8.13 and the Borrower
shall use its commercially reasonable best efforts to pledge such properties to the Administrative Agent following the end of such two fiscal quarter period; and provided, further, that the requirements of the immediately preceding proviso shall be of no further force and effect after the time that the senior secured debt of the Borrower receives both a rating of at least Ba3 from Moody's and at least BB- from S&P. With respect to any real property acquired by any Credit Party subsequent to the Closing Date and required by this Section 8.13 to be pledged to the Administrative Agent, such Person will cause to be delivered to the Administrative Agent with respect to such real property documents, instruments and other items of the types required to be delivered pursuant to Sections 5.1(f) and 5.1(r) hereof in form acceptable to the Administrative Agent. Without limiting the generality of the above, (A) the Credit Parties will cause (i) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (ii) 65% (or such greater percentage which would not result in material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Foreign Subsidiary directly owned by THI or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request and (B) on or before the effective date of Revised Uniform Commercial Code Article 9 in each jurisdiction in which Collateral is located, each Credit Party shall execute and deliver to the Administrative Agent and cause to be filed all financing statements and other documents as shall be necessary or appropriate to perfect and maintain the security interest in the Collateral (including, without limitation, health-care insurance receivables) granted to the Administrative Agent under the Collateral Documents.

     If, subsequent to the Closing Date, a Credit Party shall (a) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be pledged to the Administrative Agent as Collateral hereunder or under any of the Collateral Documents or (b) acquire or lease any real property, the Credit Parties shall promptly notify the Administrative Agent of same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in Section 5.1(r)) at its own expense as requested by the Administrative Agent to ensure that the Administrative Agent has a first priority perfected Lien to secure such party's obligations under the Credit Documents in (i) all owned real property and personal property of the Credit Parties located in the United States, (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all other owned real and personal property of the Credit Parties and (iii) all leased real property located in the United States, subject in each case only to Permitted Liens.
Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Agreements.

8.14  Hedging Agreements.
      ------------------

     On or before December 31, 2001, not less than 50% of the aggregate principal amount of then outstanding Consolidated Total Funded Debt of the Consolidated Group shall be either (x) fixed rate debt or (y) debt subject to Hedging Agreements having terms and with counterparties reasonably satisfactory to Co-Lead Arrangers or (z) any combination of (x) and (y) above.

8.15  Certain Post-Closing Obligations.
      --------------------------------

     The Borrower shall, and shall cause each applicable Credit Party to, as expeditiously as possible, but in no event later than the number of days after the Closing Date to applicable to each item set forth below:

            (a) within forty-five (45) days after the Closing Date, execute and deliver to the Administrative Agent a Mortgage encumbering each of the Mortgaged Properties described in Schedule 8.15(a), in each case duly
                                       ----------------
     executed and acknowledged by the Credit Party that is the owner of or holder of an interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements or other instruments as are contemplated by the local counsel opinions described in Section 8.15(m) below in respect of
                                             ---------------
     such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a first priority Lien on such Mortgaged Property subordinate to no Liens other than Prior Liens (as defined in the applicable Mortgage) reasonably acceptable to the Administrative Agent and subject to no other Liens except Liens expressly permitted by such Mortgage;

            (b) within forty-five (45) days after the Closing Date, with respect to each Mortgaged Property, execute and deliver to the Administrative Agent such consents (including, without limitation, a landlord's consent (in form and substance reasonably acceptable to the Administrative Agent) to the encumbrance of the applicable Credit Party's interest, as tenant, in each leased real property commonly known as the Medical Center at Terrell, Texas and Brownwood Regional Medical Center, Texas) approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required or as shall reasonably be deemed necessary by the Administrative Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

            (c) within forty-five (45) days after the Closing Date, with respect to each Mortgage described in Section 8.15(a) above, deliver to the
                                   ---------------
     Administrative Agent a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in an amount equal to 100% of the fair market value thereof, which policies (or commitments) shall (i) be issued by a title insurance company acceptable to the Administrative Agent, (ii) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (iii) have been supplemented by such endorsements (or to the extent where such endorsements are not available at commercially reasonable rates, opinions of special counsel, architects or other professionals reasonably acceptable to the Administrative

     Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the real property subject to such Mortgage) as shall be reasonably requested by the Administrative Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate and so-called comprehensive coverage over covenants and restrictions) and (iv) contain no exceptions to title other than exceptions for the Prior Liens (as defined in the applicable Mortgage) acceptable to the Administrative Agent;

            (d) within forty-five (45) days after the Closing Date, with respect to each Mortgaged Property described in Schedule 8.15(a), deliver to the
                                             ----------------
     Administrative Agent policies or certificates of insurance as required by
     Section 8.6 hereof and the applicable provisions of the Mortgage relating
     -----------
     thereto;

            (e) within forty-five (45) days after the Closing Date, with respect to each Mortgaged Property described in Schedule 8.15(a), execute and/or
                                             ----------------
     deliver such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the title insurance company to issue the policy or policies (or commitment) and endorsements contemplated in Section 8.15(c) above;
                                  ---------------

            (f) within forty-five (45) days after the Closing Date, deliver evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title insurance premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages described in
     Section 8.15(a) and issuance of the title insurance policies referred to in
     ---------------
     Section 8.15(c) above;
     ---------------

            (g) within ninety (90) days after the Closing Date, with respect to each Mortgaged Property described in Schedule 8.15(g), deliver to the
                                          ----------------
     Administrative Agent a survey sufficient to cause the title insurance company to remove or limit the survey and unrecorded easement exceptions from the applicable title insurance policy (or commitment) and to issue so-called comprehensive coverage with respect to each of the Mortgaged Properties described by such surveys to the extent such so-called comprehensive coverage is available in the applicable jurisdiction;

            (h) within ninety (90) days after the Closing Date, with respect to each real property (other than the Mortgaged Properties), deliver to the Administrative Agent copies of all material leases, subleases, franchise agreements, licenses, occupancy agreements, concession agreements or other agreements relating to possessory interests in which a Credit Party holds the tenant's, subtenant's or grantee's interest;

            (i) within ninety (90) days after the Closing Date, with respect to each lease or other agreement described in Section 8.15 (h) and each lease
                                                ----------------
     or other agreement pursuant to which a Credit Party holds the tenant's, subtenant's or grantee's interest in a Mortgage Property, the applicable Credit Party shall use commercially reasonably best efforts to deliver to the

     Administrative Agent a landlord lien waiver and access agreement substantially in the form of Schedule 8.15(i) hereto with such changes thereto as shall be reasonably acceptable to the Administrative Agent;

            (j) within ninety (90) days after the Closing Date, with respect to each of the Mortgaged Properties, deliver to the Administrative Agent copies of all leases, subleases, franchise agreements, licenses, occupancy agreements, concession agreements or other agreement relating to possessory interests (excluding any leases relating to the non-material lease of space entered into in the ordinary course of business) affecting such Mortgaged Property and with respect to (i)(A) each such lease, sublease, franchise, license, occupancy, concession or other agreement in which a Credit Party holds the landlord's, sublandlord's, licensor's or grantor's interest in existence as of the date hereof, or (B) each lease, sublease, franchise, license, occupancy, concession or other agreement in which a Credit Party holds the landlord's, sublandlord's, licensor's or guarantor's interest, which is recorded or is evidenced by a recorded memorandum thereof in each of the cases described in clauses (i)(A) and (i)(B) of this subsection, the Borrower shall and shall cause each applicable Credit Party to use its commercially reasonable best efforts to cause such agreement to be subordinate to the Lien of the Mortgage recorded (or to be recorded) against such real property (either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to the Administrative Agent) and shall otherwise be reasonably acceptable to the Administrative Agent and (ii) each such lease, sublease, franchise, license, occupancy, concession or other agreement in which a Credit Party holds the landlord's, sublandlord's, licensor's or grantor's interest entered into after the date hereof shall be subordinate to the Lien of the Mortgage recorded (or to be recorded) against such real property (either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to the Administrative Agent) and shall otherwise be reasonably acceptable to the Administrative Agent;

            (k) within forty-five (45) days after the Closing Date, deliver to the Administrative Agent evidence of the completion of all recordings and filings of, or with respect to, the Borrower Security Agreement and the Guarantor Security Agreement, including filings with the United States Patent, Trademark and Copyright offices, and delivery of such other security and other documents and the taking of all actions as may be necessary or, in the opinion of the Administrative Agent, desirable, to perfect the Liens created, or purported to be created, by the Borrower Security Agreement and the Guarantor Security Agreement;

            (l) within forty-five (45) days after the Closing Date, with respect to each Mortgaged Property described in Schedule 8.15(a), Borrower and each
                                             ----------------
     applicable Credit Party shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all environmental real property disclosure requirements applicable to such Mortgaged Property, including the use of forms provided by state, local or foreign agencies, where such forms exist;

            (m) within forty-five (45) days after the Closing Date, at the time of delivery of each of the Mortgages described in Section 8.15(a), procure
                                                       ---------------
     such opinions of local counsel to the Credit Parties substantially in the form of Schedule 5.1(f) hereto in the jurisdiction governing the Lien
             ---------------
     granted to the Administrative Agent under such Mortgage;

            (n) within forty-five (45) days after the Closing Date, with respect to each of the Mortgaged Properties, a Real Property Officer's Certificate substantially in the form of Schedule 8.15(n) attached hereto;
                                  ----------------

            (o) within forty-five (45) days after the Closing Date, with respect to each Capital Stock issued by a Subsidiary that is not a Wholly Owned Subsidiary of any Credit Party, the Borrower shall, and shall cause each applicable Credit Party to use commercially reasonable best efforts to deliver to the Administrative Agent (i) a consent to the grant of a security interest in and Lien on such Capital Stock to the extent such grant is expressly prohibited by the terms of the organizational documents relating to such subsidiary and (ii) an issuer acknowledgment substantially in the form of Schedule 4(c) to the applicable Pledge Agreement;
                    -------------

            (p) within ten (10) days after the Closing Date, (i) execute and deliver to the Administrative Agent UCC financing statements (Form UCC-3 or other appropriate form) in appropriate form for filing under the UCC and any other applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to maintain, preserve and perfect the Liens created or purported to be created, by the Collateral Documents, (ii) deliver to the Administrative Agent copies of certificates of good standing and other documents described in Sections 5.1(e)(i) and (iv) hereof with respect to the Credit Parties described in Schedule 8.15(p) hereto from the
                                                ----------------
     jurisdictions contemplated in such Schedule, (iii) deliver to the Administrative Agent opinions of counsel to the Credit Parties in form and substance reasonably satisfactory to the Administrative Agent relating to the matters described Sections 8.15(p)(i) and (ii) in each relevant jurisdiction and (iv) cause the title insurance company to endorse the applicable title insurance policy (or commitment) in a manner reasonably acceptable to the Administrative Agent to, among other things, reflect the filing of the financing statements described in Section 8.15(p)(i) and the delivery of the certificates and other documents described in Section 8.15(p)(ii), and omit any exceptions taken in such title insurance policy (or commitment) as a result of the failure to file such financing statements or to obtain such certificates; and

            (q) within ten (10) days after the Closing Date, deliver to the Administrative Agent opinions of local counsel in the States of Arizona, Alabama, Indiana, Louisiana, Ohio, Tennessee and Texas, and in each additional state in which material Collateral is located covering each applicable Credit Party (provided, however, in the case of QHR, such
                              --------  -------
     opinion shall not be required to be obtained in any states other than Alabama, Arkansas, Arizona, California, Georgia, Indiana, Kansas, Louisiana, Missouri, Mississippi, New Mexico, Nevada, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Texas, West Virginia and New York, in each case to the extent (1) QHR is organized in such state, (ii) any Collateral owned by QHR is located in such state or (iii) the perfection of the Security Interest granted to the Administrative Agent under the

     Collateral Documents in the QHR Collateral is governed by the laws of such state); in each case substantially in the form of Schedule 5.1(f) hereto.
                                                       ---------------

provided, however, that if, notwithstanding the use of commercially reasonable
--------  -------
best efforts, the Borrower is unable to receive the Brownwood Regional Medical Center landlord consent, then the Borrower shall continue to use commercially reasonable best efforts to obtain such consent, and the foregoing requirements of this Section 8.15 as they relate to the Brownwood Regional Medical Center shall only apply after the receipt of such consent.

                                    SECTION 9

                               NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

9.1  Indebtedness.
     ------------

     No member of the Consolidated Group will contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing or arising under this Credit Agreement or the other Credit Documents;

          (b)  Indebtedness set forth on Schedule 9.1, and renewals,
                                         ------------
     refinancings and extensions thereof on terms and conditions no less favorable to the members of the Consolidated Group than for such existing Indebtedness;

          (c) Capital Lease Obligations and Indebtedness incurred, in each case, to provide all or a portion of the purchase price or costs of construction of fixed assets, or in the case of a Sale and Leaseback Transaction, to finance the value of such asset owned by a member of the Consolidated Group, and renewals, refinancings and extensions thereof; provided that (i) such Indebtedness when incurred shall not exceed the
     --------
     purchase price or cost of construction of such asset or, in the case of a Sale and Leaseback Transaction or refinancing transaction, the fair market value of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the total aggregate outstanding principal amount of all such Indebtedness shall not exceed $45.0 million at any one time outstanding;

          (d) Indebtedness owing under (a) interest rate, commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes or (b) any Hedging Agreement entered into with a Lender or an affiliate of a Lender in connection with the cash management needs of the Borrower and its Subsidiaries in the ordinary course of business;

          (e) unsecured intercompany Indebtedness owing by a member of the Consolidated Group to another member of the Consolidated Group (subject, however, to the limitations of Section 9.6 and Permitted Investments thereunder, in the case of the member of the Consolidated Group extending the loan, advance or credit);

          (f) the Senior Subordinated Notes in an aggregate principal amount up to $325.0 million;

          (g) either (i) the Senior Notes or (ii) the Interim Loan (or the Take-out Securities), in either case in an aggregate principal amount up to $700.0 million and other unsecured Funded Debt in an aggregate outstanding principal amount of up to $10.0 million at any time;

          (h) Guaranty Obligations of Indebtedness permitted hereunder (which guaranty obligations in respect of Subordinated Debt shall be similarly subordinated); and

          (i) Indebtedness of Vicksburg Healthcare, LLC of up to $75.0 million in connection with the Vicksburg Financing.

9.2  Liens.
     -----

     No member of the Consolidated Group will contract, create, incur, assume or permit to exist directly or indirectly any Lien (i) with respect to any of its Property whether now owned or after acquired that constitutes Collateral except for Liens permitted by the terms of the applicable Collateral Documents and (ii) with respect to any of its Property, whether now owned or after acquired that does not constitute Collateral, except for Permitted Liens.

9.3  Nature of Business.
     ------------------

     No member of the Consolidated Group will substantively alter the character or conduct of the business conducted by such Person as of the Closing Date.

9.4  Merger and Consolidation, Dissolution and Acquisitions.
     ------------------------------------------------------

     (a) No member of the Consolidated Group will enter into any transaction of merger or consolidation other than the Quorum Acquisition, except that

            (i) a Domestic Credit Party may be party to a transaction of merger or consolidation with another Domestic Credit Party, provided that if the
                                                          --------
     Borrower is a party to such transaction, it shall be the surviving entity;

            (ii) a Foreign Subsidiary may be party to a transaction of merger or consolidation with a Subsidiary of the Borrower, provided that (A) if a
                                                      --------
     Domestic Subsidiary is a party thereto, it shall be the surviving entity and if such Domestic Subsidiary is not already a Credit Party, it shall execute and deliver such joinder and pledge agreements as may be necessary for compliance with the provisions of Sections 8.12 and 8.13, and (B) if a Foreign Subsidiary is the other party thereto, the surviving entity shall be a Foreign Subsidiary and the Borrower and its Subsidiaries shall be in compliance with the pledge requirements of Sections 8.12 and 8.13;

            (iii) a Domestic Subsidiary of the Borrower may be a party to a transaction of merger or consolidation with a person other than the Borrower or its Subsidiaries, provided that (A) the surviving entity shall
                                   --------
     be a Domestic Subsidiary of the Borrower and shall execute and deliver such joinder and pledge agreements as may be necessary for compliance with the provisions of Sections 8.12 and 8.13, (B) no Default or Event of Default shall exist immediately after giving effect thereto, and (C) the transaction shall otherwise constitute a Permitted Acquisition; and

            (iv) a Subsidiary of the Borrower may enter into a transaction of merger or consolidation in connection with an Asset Disposition permitted under Section 9.5.

     (b) No member of the Consolidated Group, other than a Wholly-Owned Subsidiary of the Borrower (and then only if no Material Adverse Effect shall result on account thereof), may dissolve, liquidate or wind up its affairs.

     (c) No member of the Consolidated Group shall purchase or otherwise acquire the Capital Stock of a Person which is not a member of the Consolidated Group, nor shall any member of the Consolidated Group purchase or otherwise acquire the assets, property and/or operations of a Person which is not a member of the Consolidated Group, unless:

          (i) in the case of an acquisition of Capital Stock, after giving effect to such acquisition,

               (A) if the acquisition is not of a controlling interest in the subject Person such that after giving effect thereto the subject Person will not be a Subsidiary, then the acquisition shall constitute a Permitted Investment hereunder; and

               (B) if the acquisition is of a controlling interest in the subject Person such that after giving effect thereto the subject Person will be a Subsidiary, then (I) it shall be a Subsidiary of the Borrower, (II) it shall execute and deliver such joinder and pledge agreements as may be necessary for compliance with the provisions of Sections 8.12 and 8.13, (III) no Default or Event of Default shall exist immediately after giving effect thereto, and (IV) it shall otherwise constitute a Permitted Acquisition; or

          (ii) in the case of an acquisition of assets, property and/or operations, after giving effect to such acquisition (A) such joinder and pledge agreements shall be executed, and other actions taken, as may be necessary to perfect the security interests therein in accordance with the provisions of Section 8.13, and (B) no Default or Event of Default shall exist immediately after giving effect thereto, and (C) the acquisition shall otherwise constitute a Permitted Acquisition.

9.5  Asset Dispositions.
     ------------------

     No member of the Consolidated Group will make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction), other than the Approved Asset Dispositions or the QHR Disposition, unless

            (i) the sale, lease or other disposition is to a Domestic Credit Party;

            (ii) the sale, transfer or disposition is in connection with an asset swap which otherwise constitutes a Permitted Acquisition;

            (iii) it is the disposition of Overland Park Regional Medical Center or Independence Regional Health Center in accordance with the terms of the existing leases relating thereto; or

            (iv) in all other cases, (A) at least seventy five percent (75%) of the consideration paid therefor shall consist of cash and Cash Equivalents,
     (B) if the subject transaction is a Sale and Leaseback Transaction, such transaction shall be permitted by Section 9.13, (C) the aggregate net book value of all assets sold, leased or otherwise disposed of shall not exceed $50.0 million in any fiscal year, (D) no Default or Event of Default shall exist immediately after giving effect thereto, (E) the Borrower shall have demonstrated compliance with the financial covenants hereunder on a Pro Forma Basis after giving effect to the disposition and shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate (including reaffirmation of the representations and warranties hereunder as of such date before and after giving effect to such transaction) in connection therewith, and (F) the Borrower shall have given written notice to the Administrative Agent at least fifteen (15) days in advance of the prospective disposition, and the terms thereof, in sufficient detail as to the book value and consideration to be paid, terms of disposition, and net proceeds expected therefrom and intended application thereof.

     The Administrative Agent will promptly deliver to the Borrower upon request, at the Borrower's expense, such release documentation (including delivery of applicable stock certificates) as may be reasonably requested to give effect to the release of subject assets from the security interests securing the obligations hereunder in connection with Asset Dispositions permitted hereunder; provided, however, in the case of Asset Dispositions of the
                     --------  -------
type described in clause (i) of this Section 9.5, to the extent the Property
                                     -----------
effected thereby shall constitute Collateral, such Property shall remain subject to the Lien of the Collateral Documents and the applicable Credit Party shall take all action necessary or requested by the Administrative Agent to confirm and maintain the Lien granted to the Administrative Agent on such Property under the Collateral Documents, in the case of Asset Dispositions of the type described in clause (ii) of this Section 9.5, to the extent the Property
                                 -----------
affected thereby shall constitute Collateral the asset received in exchange for such Property shall be made subject to the Lien of the Collateral Documents in accordance with the provisions of Section 8.13 hereof.
                                  ------------

9.6  Investments.
     -----------

     No member of the Consolidated Group will make or permit to exist Investments in or to any Person, except for Permitted Investments.

9.7  Restricted Payments.
     -------------------

     No member of the Consolidated Group will make any Restricted Payment other than (i) the payment in cash of pro rata dividends to the holders of Capital Stock of Existing Controlled Subsidiaries; (ii) the payment in cash of pro rata dividends to the holders of Capital Stock of Designated Controlled Subsidiaries, provided that, on and as of the date of issuance of any such Capital Stock to any holder which is not a member of the Consolidated Group, the aggregate amount of dividends in respect of all Capital Stock of Controlled Subsidiaries held by holders which are not members of the Consolidated Group paid (or would have been paid after giving effect to such issuance) for the immediately preceding fiscal year would not exceed 8% of the Consolidated EBITDA for the Consolidated Group for the immediately preceding fiscal year and (iii) other Restricted Payments of $5.0 million in any fiscal year not to exceed $20.0 million in the aggregate; provided, however, that amounts not expended during any fiscal year may be carried forward to succeeding fiscal years, subject to the $20.0 million aggregate cap.

9.8  Modifications and Payments in Respect of Funded Debt.
     ----------------------------------------------------

     No member of the Consolidated Group will

          (a) After the issuance thereof, amend or modify (or permit the amendment or modification of) the terms of any Indebtedness (including Senior Notes and Subordinated Debt) in a manner adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto);

          (b) Amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any subordination provisions relating to any Subordinated Debt;

          (c) Make any payment in contravention of the terms of any Subordinated Debt or the Senior Notes; or

          (d) Make any prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Senior Notes and Subordinated Debt other than (i) regularly scheduled payments of principal and interest on such Funded Debt and (ii) upon and after the Asset Sale Loan has been repaid in full, the Borrower may prepay, redeem, defease or acquire Subordinated Debt (A) in an amount equal to 50% of the Net Proceeds received from any Equity Transaction, after compliance with
     Section 3.3(b)(iv) hereof, and (B) during any fiscal year at any time the Consolidated Total Leverage Ratio is less than 3.25:1.00, in an amount equal to 25% of Excess Cash Flow for the immediately preceding fiscal year; provided, however, that the Borrower may refinance Subordinated Debt with Subordinated Debt having substantially identical terms, a lower interest rate, a longer maturity and average life to maturity and no requirement to make any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto.

9.9  Transactions with Affiliates.
     ----------------------------

     No member of the Consolidated Group will enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) transactions permitted by Sections 9.1, 9.4, 9.5, 9.6 or 9.7, (d) normal compensation and reimbursement of expenses of officers and directors and
(e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

9.10 Fiscal Year; Organizational Documents.
     -------------------------------------

     No member of the Consolidated Group will change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document).

9.11 Limitation on Restricted Actions.
     --------------------------------

     No member of the Consolidated Group will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation, (c) make loans, advances or capital contributions, (d) sell, lease or otherwise transfer any of its properties or assets, or (e) act as a guarantor or pledge its assets, except for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) pursuant to the terms of the Senior Subordinated Notes, (iii) pursuant to the terms of the Senior Notes, the Interim Loan or the Take-out Securities (or agreements governing Indebtedness of a member of the Consolidated Group with terms no less beneficial to the Lenders than the Senior Notes, the Interim Loan or the Take-out Securities) or (iv) Permitted Liens.

9.12 Ownership of Subsidiaries; Limitations on Parent.
     ------------------------------------------------

     Notwithstanding any other provisions of this Credit Agreement to the contrary, no member of the Consolidated Group will (i) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or
(B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary permitted under Section 9.4 or Section 9.5 (provided, however, that Persons may own shares of Capital Stock (I) issued on
 --------  -------
or before
the date hereof by a Subsidiary of the Borrower (collectively, the
"Existing Controlled Subsidiaries") and (II) issued after the date hereof by a
---------------------------------
Subsidiary of the Borrower designated by the Borrower (each a "Designated
                                                               ----------
Controlled Subsidiary" and together with the Existing Controlled Subsidiaries,
---------------------
the "Controlled Subsidiaries");  provided, that after giving effect to any such
     -----------------------     --------
designation, the aggregate assets of all such Controlled Subsidiaries do not exceed 20% of the consolidated assets of the Consolidated Group), (ii) permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock or
(iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

9.13  Sale Leasebacks.
      ---------------

     No member of the Consolidated Group will enter into any Sale and Leaseback Transaction unless such Sale and Leaseback Transaction constitutes purchase money indebtedness permitted by Section 9.1(c).

9.14  No Further Negative Pledges.
      ---------------------------

     No member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the terms of any Subordinated Debt permitted by Section 9.1(f), (c) pursuant to the terms of any purchase money indebtedness or capital lease obligations permitted by Section 9.1(c) to the extent such limitations relate only to the property which is the subject of such financing and (d) pursuant to any other agreement that expressly allows and does not restrict in any manner (directly or indirectly) Liens created pursuant to the Credit Documents on Property of any member of the Consolidated Group (whether now owned or hereafter acquired) securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of Property of any member of the Consolidated Group to secure the Obligations.

9.15  Operating Lease Obligations.
      ---------------------------

     No member of the Consolidated Group will enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $80.0 million in any fiscal year.

                                   SECTION 10


                                EVENTS OF DEFAULT

10.1  Events of Default.
      -----------------

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):
                           ----------------

          (a)  Payment.  There shall occur a
               -------

                 (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                 (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b)  Representations.  Any representation, warranty or statement made
               ---------------
     or deemed to be made by the Borrower herein or any Credit Party in any of the other Credit Documents or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

          (c)  Covenants.  There shall occur a
               ---------

                 (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 8.2, 8.4, 8.9, 8.11, 8.12,
          8.13 or 9.1 through 9.15, inclusive;

                 (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 8.1(a), (b) (c), (d) or
          (j) and such default shall continue unremedied for a period of at least five (5) days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                 (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a), (b), (c)(i) or (c)(ii) of this Section 10.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

          (d)  Other Credit Documents.  Except as a result of or in connection
               ----------------------
     with a dissolution, merger or disposition of a Subsidiary permitted under
     Section 9.4 or Section 9.5, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

          (e)  Guaranties.  Except as the result of or in connection with a
               ----------
     dissolution, merger or disposition of a Subsidiary permitted under Section
     9.4 or Section 9.5, the guaranty given by any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with Section 8.12) or any provision of the Guaranty Agreement shall cease to be in full force and effect, or any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with Section 8.12) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty Agreement or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty Agreement; or

          (f)  Bankruptcy, etc.  Any Bankruptcy Event shall occur with respect
               ---------------
     to any member of the Consolidated Group; or

          (g)  Defaults under Other Agreements.
               -------------------------------

                 (i) The occurrence of an Event of Default under the Senior Notes, Interim Loan, Senior Subordinated Notes or the indentures or other governing instruments relating thereto;

                 (ii) Any member of the Consolidated Group shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the members of the Consolidated Group taken as a whole; or

                 (iii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5.0 million in the aggregate for the members of the Consolidated Group taken as a whole, (A) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness; (B) there shall occur and continue a default in the observance or performance of any provision relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (C) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h)  Judgments.  One or more judgments or decrees shall be entered
               ---------
     against one or more of the members of the Consolidated Group involving a liability of $5.0 million or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (i)  ERISA.  Any of the following events or conditions, if such event
               -----
     or condition could reasonably be expected to involve possible taxes, penalties, and other liabilities against one or more members of the Consolidated Group in an aggregate amount in excess of $5.0 million: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of
     Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (j)  Ownership.  There shall occur a Change of Control; or
               ---------

          (k)  Quorum Acquisition.  The Quorum Acquisition shall not be
               ------------------
     consummated in all material respects in accordance with this Credit Agreement and the Merger Agreement substantially concurrently with the making of the initial extensions of credit hereunder or the mergers contemplated thereby, including the merger of THH with and into THI, or if either the Quorum Acquisition or the merger of THH with and into THI shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason.

10.2  Acceleration; Remedies.
      ----------------------

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 12.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 12.6), the Administrative Agent may, and upon the request and direction of the Required Lenders shall, by written notice to the Borrower take any of the following actions:

          (a)  Termination of Commitments.  Declare the Commitments terminated
               --------------------------
     whereupon the Commitments shall be immediately terminated.

          (b)  Acceleration.  Declare the unpaid principal of and any accrued
               ------------
     interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Amounts received after termination of the Commitments and acceleration of the maturity of the Loans and Obligations hereunder, shall be shared ratably among the Revolving Lenders based on the outstanding principal amount of Revolving Obligations, the Asset Sale Lenders based on the outstanding principal amount of the Asset Sale Loan, the Tranche A Term Lenders based on the outstanding principal amount of the Tranche A Term Loan and the Tranche B Term Lenders based on the outstanding principal amount of the Tranche B Term Loan.

          (c)  Cash Collateral.  Direct the Borrower to pay (and the Borrower
               ---------------
     agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 10.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Revolving Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d)  Enforcement of Rights.  Enforce any and all rights and interests
               ---------------------
     created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section 10.1(f) shall occur with respect to any member of the Consolidated Group, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder by the Borrower automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

     Notwithstanding anything contained in this Section 10.2, if at any time within sixty (60) days after an acceleration of the Loans pursuant to this
Section 10.2, (i) the Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Credit Agreement) and (ii) all Events of Default and Defaults (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be waived pursuant to Section 12.6, the Required Lenders, by written notice to the Borrower, may at their option rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders and are not intended to benefit the Borrower and do not grant the Borrower the right to require the Lenders to rescind or annual any acceleration hereunder, even if the conditions set forth herein are met.

                                   SECTION 11


                               AGENCY PROVISIONS

11.1  Appointment, Powers and Immunities.
      ----------------------------------

     Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender further authorizes and directs the Administrative Agent to execute and deliver releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically, without limitation, the provisions of Section 9.5 hereof. The Administrative Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made by a member of the Consolidated Group or other Lender in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates;
(d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document, except as expressly provided under the Credit Documents; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each of the Syndication Agent and the Co-Agents, in its capacity as such, shall not have any duties or responsibilities under this Credit Agreement.

11.2  Reliance by Administrative Agent.
      --------------------------------

     The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

11.3  Defaults.
      --------

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (or such other Lenders as required by Section 12.6), provided that, unless and until
                                                 --------
the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

11.4  Rights as a Lender.
      ------------------

     With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Bank of America (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

11.5  Indemnification.
      ---------------

     The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.5 hereof, but without limiting the obligations of the Borrower under Section 12.5) ratably (in accordance with their respective
(i) Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans, Swingline Loans and Participation Interests in Letters of Credit and Swingline Loan (including the Participation Interests of the Issuing Lender in Letters of Credit and the Participation Interests of the Swingline Lender in Swingline Loans)), (ii) outstanding Asset Sale Loans (and Participation Interests therein), (iii) outstanding Tranche A Term Loans (and Participation Interests therein) and (iv) outstanding Tranche B Term Loans (and Participation Interests therein)) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in such capacity (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 12.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

11.6  Non-Reliance on Administrative Agent and Other Lenders.
      ------------------------------------------------------

     Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

11.7  Successor Administrative Agent.
      ------------------------------

     The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100.0 million. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                   SECTION 12


                                  MISCELLANEOUS

12.1  Notices.
      -------

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 12.1, or at such other address as such party may specify by
         -------------
written notice to the other parties hereto:

     if to the Borrower:

          Triad Hospitals, Inc.
          13455 Noel Road, 20th Floor
          Dallas, Texas  75240
          Attn:  Burke W. Whitman
                 Chief Financial Officer
          Telephone:  972-701-2202
          Telecopy:  972-663-3946

     with a copy to:

          Triad Hospitals, Inc.
          13455 Noel Road, 20th Floor
          Dallas, Texas  75240
          Attn:  Donald P. Fay
                 General Counsel
          Telephone:  972-789-2732
          Telecopy:  972-701-9604

          Dewey Ballantine LLP
          1301 Avenue of the Americas
          New York, New York  10019
          Attn:  Morton A. Pierce/Gregory M. Owens
          Telephone:  212-259-6640/6823
          Telecopy:  212-259-6333
     if to the Administrative Agent:

          Bank of America, N.A.
          414 Union Street, 7th Floor
          Nashville, Tennessee  37219
          Attn:  Kevin R. Wagley
          Telephone:  615-749-3802
          Telecopy:  615-749-4640

     with a copy to:

          Bank of America, N. A.
          NCI-001-15-11
          100 North Tryon Street
          Charlotte, North Carolina  28255-0001
          Attn:  James D. Young
          Telephone: 704-386-9372
          Telecopy:  704-409-0030

12.2  Right of Set-Off; Adjustments.
      -----------------------------

     Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured and regardless of the adequacy of any other collateral securing the Obligations. Each Credit Party hereby irrevocably waives any obligation that any Lender may have to any set-off based on the failure of any Agent or any Lender to exercise any rights that it may have with respect to any other Collateral prior to the exercise of any set-off.. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give
                                 --------  -------
such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

12.3  Benefit of Agreement.
      --------------------

     (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its
        --------
interests and obligations without prior written consent of each of the Lenders;

provided further that the rights of each Lender to transfer, assign or grant
-------- -------
participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 12.3.

     (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that
             --------  -------

            (i) each such assignment shall be to one or more Eligible Assignees;

            (ii) except in the case of an assignment to an existing Lender, an Affiliate of an existing Lender or any fund that invests in bank loans or similar extensions of credit and is advised or managed by a Lender (or an Affiliate of a Lender) or an investment advisor (or any Affiliate to an investment advisor) to an existing Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $1.0 million (or, if less, the remaining amount of the Commitment being assigned by such Lender) or such lesser amount agreed to by the Borrower and the Administrative Agent;

            (iii) any such assignment may consist of different percentages of all of the Obligations and Commitments hereunder; and

            (iv) the parties to such assignment shall execute and deliver to the Administrative Agent and the Syndication Agent for their acceptance an Assignment and Acceptance in the form of Schedule 12.3(b) hereto, together
                                              ----------------
     with any Note subject to such assignment and a processing fee of $3,500; provided, no such fee shall be payable in respect of assignments to any Affiliate of a Lender or an Approved Fund; and provided, further, that in
                                                    --------  -------
     the case of an assignment on the same day by a Lender to more than one fund managed or advised by the same investment adviser (which funds are not Approved Funds), only a single $3,500 fee shall be payable for all such assignments by such Lender to such funds.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 12.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. Upon or prior to the consummation of any assignment to an assignee that is not already a Lender hereunder pursuant to this Section 12.3(b), such assignee shall deliver to the Borrower, the Guarantors and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 3.11. To the extent that an assignment of all or any portion of a Lender's rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment) pursuant to this Section 12.3(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section
3.11 from those being charged by the assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay other increased costs resulting from changes after the date of such assignment).

     (c) The Administrative Agent shall, as agent for the Borrower, maintain at its address referred to in Section 12.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in
                                                    --------
the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other obligations shall be effective only upon an entry with respect thereto being made in the Register.

     (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Schedule
                                                                  --------
12.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the
-------
information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (e) Each Lender may, without notice to or consent of the Borrower, the Administrative Agent or the Syndication Agent, sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations
                          --------  -------
under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.7 through 3.12, inclusive, and the right of set-off contained in Section 12.2 , provided, however, the
                                                      --------  -------
participant shall not be entitled to receive any greater amount pursuant to Sections 3.7 through 3.11, inclusive, than the participating Lender would have been entitled to receive in respect of the amount of the participation sold by such participating Lender to such participant had no such participation occurred and (v) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Loans and other obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers (i) decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, (ii) extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes,
(iii) extending its Commitment, (iv) except as the result of or in connection with an Asset Disposition permitted by Section 9.5, release all or substantially all of the Collateral, or (v)except as the result of or in connection with a dissolution, merger or disposition of a member of the Consolidated Group permitted under Section 9.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents).

     (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may, without notice to or consent of the Borrower, the Administrative Agent or the Syndication Agent, at any time assign and pledge all or any portion of its Loans and its Notes (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or (ii) in the case of any Lender which has made Loans hereunder and is a fund that invests in bank loans or similar extensions of credit, any such Lender may assign or pledge all or any portion of its Loans and its Notes to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders. No such assignment shall release the assigning Lender from its obligations hereunder.

     (g) Any Lender may furnish any information concerning the members of the Consolidated Group in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.14 hereof.

     (h) Notwithstanding any other provisions set forth in this Credit Agreement, the obligations of any Credit Party to any participant shall be no greater than they would be in the absence of such transfer.

12.4  No Waiver; Remedies Cumulative.
      ------------------------------

     No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

12.5  Expenses; Indemnification.
      -------------------------

     (a) The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered thereunder.

     (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their respective officers, directors, trustees, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses,
------------------
liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees, disbursements and other charges) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding and regardless of whether such Indemnified Party is a party thereto or preparation of defense in connection therewith) the Credit Documents, the Transactions or any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party's bad faith, gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisors, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

     (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

12.6  Amendments, Waivers and Consents.
      --------------------------------

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:
          --------  -------

          (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                 (i) extend the Revolving Commitment Termination Date or the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any principal amortization payment of the Asset Sale Loan, the Tranche A Term Loan or the Tranche B Term Loan, or any portion thereof,

                 (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                 (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                 (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                 (v) except as the result of or in connection with an Asset Disposition permitted by Section 9.5, release all or substantially all of the Collateral,

                 (vi) except as the result of or in connection with a dissolution, merger or disposition of a member of the Consolidated Group permitted under Sections 9.4 or 9.5 or the designation of a Subsidiary as an Exempt Subsidiary pursuant to Section 8.12, release the Borrower or any Guarantor from its obligations under the Credit Documents,

                 (vii)  amend, modify or waive any provision of this Section
          12.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14,
          3.15, 10.1(a), 12.2, 12.3, 12.5 or 12.9 or the last sentence of
          Section 3.4(b),

                 (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or change any provision requiring the consent of all Lenders or

                 (ix) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

          (b) (i) without the consent of the Revolving Lenders holding more than 50% of the Revolving Commitments, or if the Revolving Commitments have been terminated, Lenders having more than 50% of the aggregate principal amount of the Revolving Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein), extend the time for, or reduce the amount, or otherwise alter the manner of application of proceeds in respect of the Revolving Obligations on account of the mandatory prepayment provisions of clauses (ii) through (v), inclusive, of Section 3.3(b) or the application provisions of Section 3.3(c);

          (ii) without the consent of the Tranche A Term Lenders holding more than 50% of the Tranche A Term Loan Commitments, extend the time for, or reduce the amount, or otherwise alter the manner of application of proceeds in respect of the Tranche A Term Loan on account of the mandatory prepayment provisions of clauses (ii) through (v), inclusive, of Section 3.3(b) or the application provisions of Section 3.3(c);

            (iii) without the consent of the Tranche B Term Lenders holding more than 50% of the Tranche B Term Loan Commitments, extend the time for, or reduce the amount, or otherwise alter the manner of application of proceeds in respect of the Tranche B Term Loan on account of the mandatory prepayment provisions of clauses (ii) through (v), inclusive, of Section 3.3(b) or the application provisions of Section 3.3(c); or

            (iv) without the consent of the Asset Sale Lenders holding more than 50% of the Asset Sale Loan Commitments, extend the time for, or reduce the amount, or otherwise alter the manner of application of proceeds in respect of the Asset Sale Loan on account of the mandatory prepayment provisions of clause (ii) of Section 3.3(b) or the application provisions of Section 3.3(c); or

            (v) no amendment, modification, supplement or waiver may be made to any condition precedent to any extension of credit under the Revolving Commitments set forth in subsection 5.2 without the written consent of the Revolving Lenders holding more than 50% of the Revolving Commitments, it being understood that no amendment to or waiver of any representation or warranty or any covenant contained in any Credit Document, or of any Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 5.2 to the making of any extension of credit under the Revolving Loans have been satisfied unless the Revolving Lenders holding more than 50% of the Revolving Commitments shall have consented to such amendment or waiver;

          (c)  without the consent of the Administrative Agent, no provision of
     Section 11 may be amended; and

          (d)  without the consent of the Issuing Lender, no provision of
     Section 2.2 may be amended.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

12.7  Counterparts.
      ------------

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

12.8  Headings.
      --------

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

12.9  Survival.
      --------

     All indemnities set forth herein, including, without limitation, in Section 2.6(h), 3.11, 3.12, 11.5 or 12.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

12.10  Governing Law; Submission to Jurisdiction; Venue.
       ------------------------------------------------

     (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

     (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.11  Severability.
       ------------

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

12.12  Entirety.
       --------

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

12.13  Binding Effect; Termination.
       ---------------------------

     (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (the "Amendment and Restatement Effective Date", and thereafter
                     ----------------------------------------
this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns. On and after the Amendment and Restatement Effective Date, (i) this Credit Agreement shall amend and restate the Borrower's credit agreement dated May 11, 1999 (as amended prior to the Amendment and Restatement Effective Date, the "Existing Credit Agreement"), (ii) to the extent not repaid
                     -------------------------
in connection with the amendment and restatement of the Existing Credit Agreement, all Loans outstanding under the Existing Credit Agreement shall continue as and constitute Loans for all purposes under this Agreement, (iii) all Letters of Credit (under and as defined in the Existing Credit Agreement) shall continue as and constitute Letters of Credit for all purposes under this Agreement, (iv) all other Obligations of the Borrower and Guarantors under the Existing Credit Agreement that have not been paid as of the Amendment and Restatement Effective Date shall become Obligations of such parties under this Agreement, (v) all Schedules to the Existing Credit Agreement shall be deemed to constitute Schedules to this Agreement (with the understanding that any reference to the Existing Credit Agreement contained therein are deemed to refer to this Credit Agreement), (vi) to the extent not replaced, amended, restated or terminated in connection with the amendment and restatement of the Existing Credit Agreement, the Liens granted pursuant to the Collateral Documents shall continue to secure the Obligations and (vii) the other Credit Documents shall remain in full force and effect.

     (b) The term of this Credit Agreement shall be effective until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, no Hedging Agreement between the Borrower and a Lender or an Affiliate of a Lender shall remain outstanding and all of the Commitments hereunder shall have expired or been terminated.

12.14  Confidentiality.
       ---------------

     The Administrative Agent and each Lender (each, a "Lending Party") agrees
                                                        -------------
to keep (and to cause its affiliates and its and their respective officers, directors, employees, agents and advisors to keep) confidential any information furnished or made available to it by the Credit Parties pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall
                                       --------
prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency or pursuant to subpoena or other legal process, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty has agreed in a writing enforceable by the Borrower to be bound by the provisions of this Section 12.14) and (k) subject to provisions the same as those contained in this Section 12.14, to any actual or proposed participant or assignee.

12.15  Source of Funds.
       ---------------

     Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

          (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

          (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, either (i) such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA or (ii) such insurance company satisfies all of the applicable requirements for relief under Sections I and IV of the United States Department of Labor's Prohibited Transaction Exemption 95-60;

          (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower; or

          (e) such funds are from a fund managed by a "Qualified Professional Asset Manager" ("QPAM") within the meaning of Part I of Prohibited
                      ----
     Transaction Exemption PTCE 84-14 issued by the United States Department of Labor, and such QPAM made the investment decision on behalf of such Lender to enter into this Credit Agreement and such transaction satisfies the requirements of subsections (a) through (g) of Part I of PTCE 84-14.

     As used in this Section 12.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

12.16  Conflict.
       --------

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                     TRIAD HOSPITALS, INC., a Delaware
--------                      corporation

                              By: /s/  Donald P. Fay
                                  ------------------
                                  Name:  Donald P. Fay
                                  Title: Executive Vice President, Secretary
                                         and General Counsel

                           [Signature Pages Continue]

SYNDICATION AGENT:            MERRILL LYNCH, PIERCE, FENNER & SMITH
-----------------                  INCORPORATED,
                              as Syndication Agent

                              By: /s/ Sarang R. Gadkari
                                  ---------------------
                                  Name:  Sarang R. Gadkari
                                  Title: Vice President

ADMINISTRATIVE AGENT:         BANK OF AMERICA, N.A.,
--------------------          in its capacity as Administrative Agent

                              By: /s/ Kevin Wagley
                                  ----------------
                                  Name:  Kevin Wagley
                                  Title: Principal

CO-LEAD ARRANGERS:            MERRILL LYNCH & CO., as Co-Lead Arranger
-----------------

                              By: /s/ Christopher Birosak
                                  -----------------------
                                  Name:  Christopher Birosak
                                  Title: Managing Director


                              BANC OF AMERICA SECURITIES LLC, as Co-Lead
                              Arranger

                              By: /s/ Alan B. Gardner
                                  -------------------
                                  Name:  Alan B. Gardner
                                  Title: Managing Director

DOCUMENTATION AGENTS:         CITICORP USA, Inc., as Co-Documentation Agent
--------------------


                              By: /s/ James J. McCarthy
                                  ---------------------
                                  Name:  James J. McCarthy
                                  Title: Vice President


                              THE CHASE MANHATTAN BANK, as Co-Documentation
                              Agent

                              By: /s/  Stephen Rochford
                                  ---------------------
                                  Name:  Stephen P. Rochford
                                  Title: Vice President

LENDERS:                      MERRILL LYNCH CAPITAL CORPORATION, individually
-------                       in its capacity as a Lender

                              By: /s/ Christopher J. Birosak
                                  --------------------------
                                  Name:  Christopher J. Birosak
                                  Title: Director


                              BANK OF AMERICA, N.A.,
                              individually in its capacity as a Lender

                              By: /s/ Kevin Wagley
                                  ----------------
                                  Name:  Kevin Wagley
                                  Title: Principal

                              BANK OF OKLAHOMA

                              By: /s/ Heather E. Williams
                                  -----------------------
                                  Name:  Heather E. Williams
                                  Title: Commercial Lending Officer

                              CITICORP USA, INC.

                              By: /s/ James J. McCarthy
                                  ---------------------
                                  Name:  James J. McCarthy
                                  Title: Vice President

                              CREDIT LYONNAIS

                              By: /s/ Charles H. Heidsiech
                                  ------------------------
                                  Name:  Charles H. Heidsiech
                                  Title: Senior Vice President

                              FIRST UNION NATIONAL BANK

                              By: /s/ Tye Nordberg
                                  ----------------
                                  Name:  Tye Nordberg
                                  Title: Assistant Vice President

                              FLEET NATIONAL BANK

                              By: /s/ William R. Rogers
                                  ---------------------
                                  Name:  William R. Rogers
                                  Title: Director

                              FOOTHILL INCOME TRUST II, L.P.,
                              By:  Fitz, GP LLC, its General Partner

                              By: /s/ M.E. Stearns
                                  ----------------
                                  Name:  M.E. Stearns
                                  Title:    Managing Member

                              FRANKLIN FLOATING RATE MASTER SERIES

                              By: /s/ Chauncey Lufkin
                                  -------------------
                                 Name:  Chauncey Lufkin
                                 Title: Vice President

                              FRANKLIN FLOATING RATE TRUST

                              By: /s/ Chauncey Lufkin
                                  -------------------
                                  Name:  Chauncey Lufkin
                                  Title: Vice President

                              GE CAPITAL CORPORATION

                              By: /s/ Brian S. Beckwith
                                  ---------------------
                                  Name:  Brian S. Beckwith
                                  Title: Duly Authorized Signatory

                              GOLDENTREE HY OPPORTUNITIES I, L.P.

                              By: /s/ Frederick Haddad
                                  --------------------
                                  Name:  Frederick Haddad
                                  Title: Partner

                              KEMPER FLOATING RATE FUND

                              By: /s/ Kenneth Weber
                                  -----------------
                                  Name:  Kenneth Weber
                                  Title: Senior Vice President

                              KZH CNC LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH CYPRESS TREE -1 LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH ING-1 LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH ING-2 LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH ING-3 LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH PONDVIEW LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH RIVERSIDE LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH SHOSHONE LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH SOLEIL LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH SOLEIL - 2 LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH STERLING LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              KZH WATERSIDE LLC

                              By: /s/ Susan Lee
                                  -------------
                                  Name:  Susan Lee
                                  Title: Authorized Agent

                              LIBERTY-STEIN ROE ADVISOR FLOATING RATE ADVANTAGE FUND, BY STEIN ROE AND FARNHAM INCORPORATED, As Advisor

                              By: /s/ Kathleen A. Zarn
                                  --------------------
                                  Name:  Kathleen A. Zarn
                                  Title: Vice President

                              MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

                              By: /s/ Sheila A. Finnerty
                                  ----------------------
                                  Name:  Sheila A. Finnerty
                                  Title: Senior Vice President

                              MUIRFIELD TRADING LLC

                              By: /s/ Ann E. Morris
                                  -----------------
                                  Name:  Ann E. Morris
                                  Title: Assistant Vice President

                              OLYMPIC FUNDING TRUST SERIES 1999-1

                              By: /s/ Ann E. Morris
                                  -----------------
                                  Name:  Ann E. Morris
                                  Title: Authorized Agent

                              OPPENHEIMER SENIOR FLOATING RATE FUND

                              By: /s/ Scott Farrar
                                  ----------------
                                  Name:  Scott Farrar
                                  Title: Vice President

                              PILGRIM PRIME RATE TRUST

                              By: /s/ William Nutting Jr.
                                  -----------------------
                                  Name:  William Nutting Jr.
                                  Title: Assistant Vice President

                              PILGRIM SENIOR INCOME FUND

                              By: /s/ William Nutting Jr.
                                  -----------------------
                                  Name:  William Nutting Jr.
                                  Title: Assistant Vice President

                              PINEHURST TRADING, INC.

                              By: /s/ Ann E. Morris
                                  -----------------
                                  Name:  Ann E. Morris
                                  Title: Assistant Vice President

                              PPM SPYGLASS FUNDING TRUST

                              By: /s/ Ann E. Morris
                                  -----------------
                                  Name:  Ann E. Morris
                                  Title: Authorized Agent

                              RIVIERA FUNDING LLC

                              By: /s/ Ann E. Morris
                                  -----------------
                                  Name:  Ann E. Morris
                                  Title: Assistant Vice President

                              SCOTIABANC INC.

                              By: /s/ Dana Maloney
                                  ----------------
                                  Name:  Dana Maloney
                                  Title: Relationship Manager

                              SEABOARD CLO 2000 LTD

                              By: /s/ Sheppard Davis
                                  ------------------
                                  Name:  Sheppard H.C. Davis, Jr.
                                  Title: Chief Executive Officer

                              SEQUILS-CUMBERLAND I, LTD
                              By: Deerfield Capital Management LLC as its
                                  Collateral Manager

                              By: /s/ Dale R. Burrow
                                  ------------------
                                  Name:  Dale R. Burrow
                                  Title: Senior Vice President

                              STEIN ROE FLOATING RATE LIMITED
                              LIABILITY CO.

                              By: /s/ Kathleen A. Zarn
                                  --------------------
                                  Name:  Kathleen A. Zarn
                                  Title: Vice President
                                         Stein Roe & Farnham Incorporated
                                         as Advisor to the Stein Roe Floating
                                         Rate Limited Liability Company

                              SRF TRADING, INC.

                              By: /s/ Ann E. Morris
                                  -----------------
                                  Name:  Ann E. Morris
                                  Title: Assistant Vice President

                              SRF 2000 LLC

                              By: /s/ Ann E. Morris
                                  -----------------
                                  Name:  Ann E. Morris
                                  Title: Assistant Vice President

                              SUNTRUST BANK

                              By: /s/ Stephen Baird
                                  -----------------
                                  Name:  Stephen Baird
                                  Title: Corporate Banking Officer

                              TEXTRON FINANCIAL CORP

                              By: /s/ Stuart Schulman
                                  -------------------
                                  Name:  Stuart Schulman
                                  Title: Managing Director

                              THE CHASE MANHATTAN BANK

                              By: /s/ Stephen P. Rochford
                                  -----------------------
                                  Name:  Stephen P. Rochford
                                  Title: Vice President

                              UBS. AG, STAMFORD BRANCH

                              By: /s/ Wilfred V. Saint
                                  --------------------
                                  Name:  Wilfred V. Saint
                                  Title: Associate Director
                                         Banking  Products
                                         Services, VS

                              By: /s/ Dorothy L. McKinley
                                  -----------------------
                                  Name:  Dorothy L. McKinley
                                  Title: Director
                                         Banking  Products
                                         Services, VS

                              VAN KAMPEN PRIME RATE INCOME TRUST
                              By:  Van Kampen Investment Advisory Corp.

                              By: /s/ Brian T. Buscher
                                  --------------------
                                  Name:  Brian T. Buscher
                                  Title: Manager Operations and Compliance

                              VAN KAMPEN SENIOR INCOME TRUST
                              By:  Van Kampen Investment Advisory Corp.

                              By: /s/ Brian T. Buscher
                                  --------------------
                                  Name:  Brian T. Buscher
                                  Title: Manager Operations and Compliance

                              VAN KAMPEN SENIOR FLOATING RATE FUND
                              By:  Van Kampen Investment Advisory Corp.

                              By: /s/ Brian T. Buscher
                                  --------------------
                                  Name:  Brian T. Buscher
                                  Title: Manager Operations and Compliance

                              WINGED FOOT FUNDING TRUST

                              By: /s/ Ann E. Morris
                                  -----------------
                                  Name:  Ann E. Morris
                                  Title: Authorized Agent